UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §210.14a-12

PGT INNOVATIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

April 27, 2020

Dear Fellow Stockholder:

I am pleased to invite you to attend our 2020 annual meeting of stockholders (the “Meeting”), to be held on June 15, 2020, at 2:00 p.m., Eastern time. In light of the coronavirus/COVID-19 outbreak, related public health concerns, and federal and state government recommendations and requirements regarding limiting public gatherings, and to assist in protecting the health and well-being of the Company’s stockholders, employees and other representatives, our Meeting will be conducted exclusively online by remote communication.

To participate in the Meeting, visit www.virtualshareholdermeeting.com/PGTI2020 and enter the 16-digit control number included on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may log into the Meeting platform beginning at 1:45 p.m. Eastern time on June 15, 2020.

You may vote during the Meeting by following the instructions available on the Meeting website during the meeting. If you wish to submit a question, you may do so during the Meeting by logging into the virtual Meeting platform , typing your question into the “Ask a Question” field, and clicking “Submit.” Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered at once. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call the technical support numbers shown on the Meeting website. Technical support will be available beginning at 1:30 p.m. Eastern time on June 15, 2020 and will remain available until the Meeting has ended.

This document includes the notice of the Meeting and the proxy statement. The proxy statement is important to our corporate governance process. It describes the various proposals to be voted upon during the Meeting, solicits your vote on those proposals, provides you with information about our Board of Directors and executive officers and provides other information concerning PGT Innovations, Inc. that we believe you should be aware of when you vote your shares.

Your vote is important to us. If you hold your shares through a broker, your broker cannot vote on certain proposals without your instruction. Please use your proxy card or voter instruction form to inform us, or your broker, how you would like to vote your shares on the proposals in the proxy statement.

On behalf of the Board of Directors of PGT Innovations, Inc., I would like to express our appreciation for your ownership and continued interest in the affairs of PGT Innovations, Inc. and I hope you will choose to participate in our Meeting.

Sincerely,

Rodney Hershberger

Chair of the Board

PGT INNOVATIONS, INC.

1070 TECHNOLOGY DRIVE

NORTH VENICE, FLORIDA  34275

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

On-Line Meeting Only by Remote Communication – No Physical Meeting Location

The PGT Innovations, Inc. (the “Company”) 2020 annual meeting of stockholders (the “Meeting”) will be held on June 15, 2020, beginning at 2:00 p.m. Eastern time, for the purposes of considering and voting on the following matters:

1.To elect four directors, nominated by our Board of Directors, to serve until our 2023 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;

2.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year;

3.To approve the compensation of our Named Executive Officers (“NEOs”), on an advisory basis; and,

4.To act on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

Information relating to these items, including our Board of Director’s recommendations for how you should vote on them, is provided in the accompanying proxy statement. Only stockholders of record at the close of business on April 27, 2020 are entitled to receive notice of and to vote during the Meeting.

In light of the coronavirus/COVID-19 outbreak, related public health concerns, and federal and state government recommendations and requirements regarding limiting public gatherings, and to assist in protecting the health and well-being of the Company’s stockholders, employees and other representatives, our Meeting will be conducted exclusively online by remote communication. To participate in the Meeting, visit www.virtualshareholdermeeting.com/PGTI2020 and enter the 16-digit control number included on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may log into the Meeting platform beginning at 1:45 p.m. Eastern time on June 15, 2020. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call the technical support numbers shown on the Meeting website. Technical support will be available beginning at 1:30 p.m. Eastern time on June 15, 2020 and will remain available until the Meeting has ended.

You may vote during the Meeting by following the instructions available on the Meeting website during the meeting. If you wish to submit a question, you may do so during the meeting by logging into the virtual Meeting platform , typing your question into the “Ask a Question” field, and clicking “Submit.” Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered at once.

If you were a stockholder of record on April 27, 2020, you are encouraged to vote in one of the following ways, whether or not you plan to participate in the Meeting: (1) by telephone; (2) via the Internet; or (3) by completing, signing and dating a written proxy card and returning it promptly to the address indicated on the proxy card.

By Order of the Board of Directors,
Jeffrey T. Jackson
Chief Executive Officer and President

North Venice, Florida

April 27, 2020

PGT INNOVATIONS, INC.
PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

The 2020 annual meeting of stockholders (the “Meeting”) of PGT Innovations, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”) will be held on June 15, 2020, beginning at 2:00 p.m., Eastern time. In light of the coronavirus/COVID-19 outbreak, related public health concerns, and federal and state government recommendations and requirements regarding limiting public gatherings, and to assist in protecting the health and well-being of the Company’s stockholders, employees and other representatives, our Meeting will be conducted exclusively online by remote communication. To participate in the Meeting, visit www.virtualshareholdermeeting.com/PGTI2020 and enter the 16-digit control number included on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may log into the Meeting platform beginning at 1:45 p.m. Eastern time on June 15, 2020. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call the technical support numbers shown on the Meeting website. Technical support will be available beginning at 1:30 p.m. Eastern time on June 15, 2020 and will remain available until the Meeting has ended.

Our Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice of annual meeting of stockholders and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted proxy substitutes, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Meeting, the shares of our common stock represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares of our common stock will be voted “FOR” each of the four director nominees in Proposal 1, to serve until our 2023 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified, “FOR” Proposal 2, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year, and “FOR” Proposal 3, approval of our NEO compensation, on an advisory basis. Any proxy may be revoked at any time before its exercise by notifying the Chief Financial Officer, who is our acting Secretary, in writing, by delivering a duly executed proxy bearing a later date, or by participating in the Meeting and voting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on June 15, 2020:

The Proxy Statement for the Meeting, our Annual Report to Stockholders and our
Annual Report on Form 10-K for the Fiscal Year Ended December 28, 2019
are available at www.proxydocs.com/PGTI.

QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL MEETING

The following questions and answers about voting during the Meeting include those relating to participation in and voting during the Meeting, which will be conducted solely online by remote communication.

What is the purpose of this Proxy Statement?

This Proxy Statement provides information regarding matters to be voted on during the Meeting. Additionally, it contains certain information that the Securities and Exchange Commission (the “SEC”) requires us to provide annually to our stockholders. This Proxy Statement is also used by our Board of Directors to solicit proxies to be used during the Meeting so that all stockholders of record have an opportunity to vote on the matters to be presented during the Meeting, even if they cannot virtually attend the meeting. Our Board of Directors has designated Jeffrey T. Jackson and Sherri Baker to vote the shares of our common stock represented by valid proxies during the Meeting.

Who is entitled to vote on the matters discussed in the Proxy Statement?

You are entitled to vote if you were a stockholder of record of our common stock as of the close of business on April 27, 2020, the “record date” for the Meeting. Your shares of our common stock can be voted during the Meeting only if you are present virtually or represented by a valid proxy during the Meeting.

What constitutes a quorum for the Meeting?

The holders of a majority of the issued and outstanding shares of our common stock as of the close of business on the record date must be present, either virtually or represented by valid proxy, to constitute a quorum necessary to conduct the Meeting. On the record date, 59,920,456 shares of our common stock were issued and outstanding. Shares of our common stock represented by valid proxies received but marked as abstentions or as withholding voting authority for any or all director nominees, and shares of our common stock represented by valid proxies received but reflecting broker nonvotes, will be counted as present during the Meeting for purposes of establishing a quorum.

How many votes am I entitled to for each share of common stock I hold?

Each share of our common stock represented during the Meeting virtually or by valid proxy is entitled to one vote for each director nominee with respect to the proposal to elect directors and one vote for each of the proposals presented at the meeting.

What proposals will require my vote?

You are being asked to vote on the following proposals:

1.	to elect four directors to serve until our 2023 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;
2.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year; and,
3.	to approve the compensation of our NEOs, on an advisory basis.

What vote is required to elect directors or approve or vote on each proposal, and how will my vote be counted?

Proposal 1-Election of Directors

Stockholders may vote “FOR”, “WITHHOLD” or “ABSTAIN” for each of the four director nominees being considered pursuant to Proposal 1. Director nominees named in Proposal 1 are elected by a plurality of the votes cast, and the director nominees who receive the greatest number of votes during the Meeting (up to the number of directors to be elected) will be elected. However, the Company’s Corporate Governance Guidelines provide for a “Plurality Plus” voting standard with respect to the election of directors. Any director nominee who receives a greater number of “WITHHOLD” votes than “FOR” votes in an uncontested election, such as this election, is required to promptly submit an offer of resignation for consideration by the Governance Committee of the Board of Directors. “ABSTAIN” votes are not counted for purposes of determining whether a director is required to submit an offer of resignation.

Shares of our common stock represented by a validly executed proxy will be voted, if authority to do so is not withheld, for the election of director nominees named in Proposal 1. Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a director nominee. Broker non-votes are not counted as an “ABSTAIN,” “WITHHOLD” or a “FOR” vote for these purposes. Further information about our Plurality Plus voting standard is included under the heading “Corporate Governance Guidelines and Code of Conduct and Ethics.”

Proposal 2-Ratification of the Appointment of the Independent Registered Public Accounting Firm

Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year. The proposal to ratify the appointment of our independent registered public accounting firm will be approved by the vote of “FOR” of the holders of the majority of shares of our common stock present virtually or represented by valid proxy during the Meeting. A vote to “ABSTAIN” will count as a vote “AGAINST” the proposal to ratify the appointment of our independent registered public accounting firm.

Proposal 3-Approve the compensation of our NEOs on an advisory basis

Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the approval of the compensation of our NEOs on an advisory basis. Pursuant to the Company’s Bylaws, approval of this proposal requires a vote “FOR” the proposal by the holders of a majority of the total number of votes of our common stock represented and entitled to vote on the proposal. Therefore, a vote to “ABSTAIN” will count as a vote “AGAINST” the approval of the compensation of our NEOs, on an advisory basis. The vote on Proposal 3 is advisory and not binding on the Company, but the Board of Directors values stockholder opinion and will consider the outcome of the vote in determining our executive compensation programs. As such, our Board of Directors seeks the opinion of our stockholders by requesting that our stockholders vote on the compensation of our NEOs, pursuant to Section 14A of the Securities Exchange Act of 1934, as disclosed in this proxy statement, which includes the Compensation Discussion and Analysis, the Summary Compensation Table and the supporting tabular and narrative disclosure on executive compensation.

How does our Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

•

“FOR” the election of each of the four director nominees named in Proposal 1 to serve until our 2023 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified (Proposal 1);

•	“FOR” the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year (Proposal 2); and,
•	“FOR” the proposal to approve the compensation of our NEOs on an advisory basis (Proposal 3).

How can I vote my shares without participating in the Meeting?

Whether you hold shares of our common stock directly as the stockholder of record or beneficially in street name, you may direct your vote without participating in the Meeting. You may vote by granting a proxy or, for shares of our common stock held in street name, by submitting voting instructions to your broker, bank or nominee.

Please refer to the summary instructions below and those included on your proxy card or, for shares of our common stock held in street name, the voting instruction card included by your broker, bank or nominee.

BY INTERNET OR TELEPHONE – If you hold shares of our common stock directly as the stockholder of record, you may vote by the internet or telephone or according to the instructions included on your proxy card. For shares of our common stock held in street name, you may be able to vote by the internet or telephone as permitted by your broker, bank or nominee. The availability of internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank or nominee. Therefore, for shares of our common stock held through a broker, bank or nominee in street name, we recommend that you follow the voting instructions you receive by your broker, bank or nominee.

BY MAIL – If you hold shares of our common stock directly as the stockholder of record, you may vote by mail by completing, signing and dating your proxy card and mailing it in the accompanying enclosed, pre-addressed envelope. For shares of our common stock held in street name, you may vote by mail by completing, signing and dating the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares of our common stock will be voted as you instruct. If the pre-addressed envelope is missing, please mail your completed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, Attn: Proxy Department.

If you cast your vote in any of the alternatives set forth above, your shares of our common stock will be voted in accordance with your voting instructions, unless you properly revoke your proxy. If you are a stockholder of record and you complete, sign, date and return your proxy card or complete the internet or telephone voting procedures, but you do not specify how you want to vote your shares of our common stock, we will vote them “FOR” each of the four director nominees named in Proposal 1, and “FOR” Proposals 2 and 3. We do not currently anticipate that any other matters will be presented for action during the Meeting. If any other matters are properly presented for action during the meeting, the persons named on your proxy will vote your shares of our common stock on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.

If you own shares of our common stock in “street name” through a broker, bank or nominee and you do not provide instructions to your broker, bank or nominee on how to vote your shares, your broker, bank or nominee has discretion to vote your shares of our common stock on certain “routine” matters, including the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year. However, on “non-routine” matters such as the election of directors, and the approval of our NEO compensation on an advisory basis, your broker, bank or nominee must receive voting instructions from you since it does not have discretionary voting power for these proposals. So long as the broker, bank or nominee has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. Therefore, it is important for you to provide voting instructions to your broker, bank or nominee.

How can I vote my shares during the Meeting?

Shares of our common stock held directly in your name as the stockholder of record may be voted during the Meeting. To vote your shares during the meeting, visit www.virtualshareholdermeeting.com/PGTI2020 and enter the 16-digit control number included on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may then vote during the Meeting by following the instructions available on the aforementioned Meeting website. SHARES OF OUR COMMON STOCK HELD BENEFICIALLY IN STREET NAME MAY BE VOTED VIRTUALLY BY YOU DURING THE MEETING ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES. EVEN IF YOU CURRENTLY PLAN TO PARTICIPATE IN THE MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO PARTICIPATE IN THE MEETING.

Can I change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting during the Meeting by:

•

filing with our Chief Financial Officer, who is our acting Secretary at 1070 Technology Drive, North Venice, Florida 34275 a signed, original written notice of revocation dated later than the proxy you submitted,

•	submitting a duly executed proxy bearing a later date,
•	voting by telephone or internet on a later date, or
•	participating in the Meeting and voting online during the meeting.

If you grant a proxy, you are not prevented from participating in the Meeting and voting during the Meeting. However, your participation in during the Meeting will not by itself revoke a proxy that you have previously granted. You must vote during the Meeting to revoke your proxy.

If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, you may revoke your proxy by following the instructions provided by your bank, broker, or other nominee.

All shares of our common stock represented by a valid proxy and not properly revoked will be voted during the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote online during the Meeting by following the instructions for voting on the Meeting website. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares of our common stock are held in a stock brokerage account or by a broker, bank or nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares of our common stock and are also invited to participate in the Meeting. However, because you are not the stockholder of record, you may not vote these shares yourself during the Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares of our common stock. If you do not provide the stockholder of record with voting instructions, your shares of our common stock may constitute broker non-votes. The effect of broker non-votes is more specifically described in the section of this Proxy Statement entitled “What vote is required to approve each proposal or elect directors, and how will my vote be counted?” above.

I am a beneficial holder. How will my shares be voted if I do not return voting instructions?

Your shares of our common stock may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Under the rules of the New York Stock Exchange (“NYSE”), brokerage firms have the authority to vote shares on certain routine matters for which their customers do not provide voting instructions by the tenth day before the Meeting. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year is considered a routine matter.

The election of directors and say-on-pay advisory votes are not considered routine matters under the rules of the NYSE. If a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares of our common stock with respect to that proposal, then the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any non-routine proposal, shares of our common stock that are subject to broker non-votes with respect to that proposal will not be considered votes either for or against the proposal, but will be counted as present for determining whether a quorum exists. Accordingly, it is very important that you provide voting instructions to your brokerage firm if you want your shares of our common stock to be voted during the Meeting on a non-routine matter.

How will a proposal or other matter that was not included in this Proxy Statement be handled for voting purposes if it is raised during the Meeting?

If any matter that is not described in this Proxy Statement should properly come before the Meeting, then Jeffrey T. Jackson and Sherri Baker, or any one of them, as proxies will vote the shares of our common stock represented by valid proxies in accordance with their best judgment. Such matters will be approved by the vote of the holders of a majority of shares of our common stock present virtually or represented by valid proxy during the Meeting, unless a greater vote is required by law, our Amended and Restated Certificate of Incorporation or our Amended and Restated By-Laws (our “By-Laws”). At the time this Proxy Statement was mailed to stockholders, management was unaware of any other matters that might be presented for stockholder action during the Meeting.

What happens if I abstain from voting?

Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, then abstentions will have the effect described in the section of this Proxy Statement entitled “What vote is required to approve each proposal or elect directors, and how will my vote be counted?” above.

What do I need to do if I want to participate in the Meeting?

Only stockholders, our Board of Directors, director nominees, management of the Company and management’s invited guests are permitted to participate in the Meeting, which is being conducted exclusively online by remote communication. To participate in the Meeting, visit www.virtualshareholdermeeting.com/PGTI2020 and enter the 16-digit control number included on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may log into the Meeting platform beginning at 1:45 p.m. Eastern Time on June 15, 2020.

How will proxies be solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged MacKenzie Partners, Inc. to assist with the solicitation of proxies for a fee estimated to be up to $7,500 for the initial solicitation services, plus reimbursement of out-of-pocket expenses.

In addition to solicitation by mail and the Internet, certain officers, directors and employees of the Company may solicit proxies by telephone, email, and facsimile or in person, although no additional compensation will be paid for such solicitation. The Company may also request brokers, banks and nominees to solicit their customers who have a beneficial interest in our common stock registered in their names and will reimburse such brokers, banks and nominees for their reasonable out-of-pocket expenses.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares of our common stock are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results during the Meeting and will publicly disclose results in a Current Report on Form 8-K within four business days of the date of the Meeting.

Who will count the votes?

A representative of MacKenzie Partners, Inc., our proxy solicitor, will tabulate the votes, serve as the independent inspector of elections for the Meeting, and certify the final vote on all matters considered during the Meeting

How can I access the Company’s proxy materials and annual report electronically?

A copy of our 2019 Annual Report to Stockholders is being mailed or otherwise made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote during the Meeting. A copy of our 2019 Annual Report to Stockholders and this Proxy Statement are available without charge at www.proxydocs.com/PGTI.

References to our website in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not incorporated into this Proxy Statement. These proxy materials are also available in print to stockholders without charge and upon request, addressed to PGT Innovations, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention: Chief Financial Officer, who is our acting Secretary. You are encouraged to access and review all the important information contained in the enclosed proxy materials before voting.

May I propose actions for consideration at the 2021 annual meeting of stockholders?

Yes. For a stockholder to propose any matter for consideration at the 2021 annual meeting of stockholders, you should follow the requirements set forth in our By-Laws, as discussed in the section of this Proxy Statement entitled “Other Business – Stockholder Proposals or Director Nominations for the 2021 Annual Meeting.”

PROPOSAL 1 –
ELECTION OF DIRECTORS

There are currently nine members of our Board of Directors. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, our Board of Directors is “classified,” which means it is divided into three classes of directors based on the expiration of their terms. Under this arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are “staggered”.

Our Board of Directors has nominated Mr. Milgrim, Mr. Feintuch, Mr. Jackson, and Ms. Powell Hawes to be elected during the Meeting to serve again as Class II directors until our 2023 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified.

Each director nominee has consented to continue to serve as a director if elected during the Meeting. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares of our common stock that such proxy represents for the election of such other person as our Board of Directors may nominate. We have no reason to believe that any of the nominees will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF THESE
FOUR CLASS II DIRECTOR NOMINEES.

Set forth below is certain information concerning each nominee for election as a director during the Meeting and each director whose current term of office will continue after the Meeting. Each of our directors brings to our Board of Directors a wealth of varied experience derived from service as executives, financial experts, subject experts and/or industry leaders. Specific factors considered by our Board of Directors in the process undertaken in searching for and recommending qualified director candidates are described below under “Governance of the Company – Assessment of Director Candidates and Required Qualifications”. The specific individual qualifications, experience, and skills of each of our directors that led to the conclusion that the individual should serve as a director of ours in light of our business and structure are described in the following paragraphs, and we believe that such qualifications, experience, and skills contribute to the Board of Directors’ effectiveness as a whole.

Name	Age	Class and Position	Date Elected or Appointed Director
Alexander R. Castaldi*	70	Class I Director	2004
William J. Morgan*	73	Class I Director	2007
Brett N. Milgrim*	51	Class II Director	2003
Richard D. Feintuch*	67	Class II Director	2006
Jeffrey T. Jackson	54	Class II Director	2016
Frances Powell Hawes*	65	Class II Director	2019
Floyd F. Sherman *	80	Class III Director	2005
Rodney Hershberger	63	Class III Director	2004
Sheree L. Bargabos*	64	Class III Director	2016

* Denotes director whom our Board of Directors has affirmatively determined to be independent.

Class II - Directors with Terms Expiring in 2020

Brett N. Milgrim. Mr. Milgrim became a director in 2003. Mr. Milgrim is a director of Builders FirstSource, Inc., and is the Co-Chair of the Board of Directors of Loar Group, Inc., a business specializing in the design and manufacture of aerospace components. Effective April 4, 2019, Mr. Milgrim was appointed to the Board of Directors of Horizon Global Corporation, one of the world's leading manufacturers of branded towing and trailering equipment. He was a Managing Director of JLL Partners, Inc., which he joined in 1997, until his retirement in 2011. Our Board of Directors believes that Mr. Milgrim is extremely knowledgeable regarding all aspects of corporate finance and the capital markets, and that this knowledge is important to the Company and its stockholders.

Richard D. Feintuch. Mr. Feintuch became a director in 2006. Mr. Feintuch was a partner of the law firm Wachtell, Lipton, Rosen & Katz from 1984 until his retirement in 2004, specializing in mergers and acquisitions, corporate finance, and the representation of creditors and debtors in large restructurings. Mr. Feintuch earned a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania and a J.D. from New York University School of Law. Mr. Feintuch also is a member of the board of directors of J. Crew Group, Inc., an internationally recognized multi-brand apparel and accessories retailer. The Board believes that Mr. Feintuch’s significant knowledge, and the experience he obtained as a partner of a leading international law firm, brings not only legal skills but practical know-how into the board room, and such skills are useful in the discussion and evaluation of all corporate affairs.

Jeffrey T. Jackson. Mr. Jackson has served as the Company’s President and Chief Executive Officer since his appointment to that role effective January 1, 2018. He joined PGT Innovations in November 2005 as Vice President and Chief Financial Officer. In 2006, Mr. Jackson helped lead the Company's IPO, and was later named Executive Vice President. In 2014, Mr. Jackson became President and Chief Operating Officer with responsibilities overseeing the Company’s strategic direction, as well as all aspects of operations. In 2016, Mr. Jackson was appointed to the Board of Directors. Prior to joining PGT Innovations, Mr. Jackson held various executive management roles. In 2004, he joined The Hershey Company as Vice President and Corporate Controller. Prior to Hershey, Mr. Jackson served in positions of increasing responsibility with Schwan’s Bakery, including Senior Vice President - General Manager of Emerging Channels, and Senior Vice President and CFO. In addition, Mr. Jackson worked for Flowers Foods, Inc., The Coca-Cola Company, and KPMG. Mr. Jackson earned a Bachelor of Business Administration from the University of West Georgia and is a Certified Public Accountant in the State of Georgia. Mr. Jackson serves on the Board of Directors for Smith Douglas Homes, a private home builder based in Atlanta, Georgia, and Children First, a nonprofit organization in Sarasota County in the State of Florida.

Frances Powell Hawes. Ms. Powell Hawes joined our Board of Directors effective on January 1, 2019. Ms. Powell Hawes has served in senior finance and accounting positions with public and private companies for more than thirty years, including as Chief Financial Officer of NCI Building Systems, Inc., a manufacturer of metal products for the construction industry, and Grant Prideco, Inc., a supplier of premium drill pipe and drill stem accessories. In addition to her extensive finance and accounting experience, Ms. Powell Hawes also has significant mergers and acquisitions experience. Ms. Powell Hawes serves on the boards of directors of two other public companies, Archrock, Inc. and Laredo Petroleum, Inc., and served on the board of Energen Corporation from 2013 until November 2018. Our Board of Directors believes that Ms. Powell Hawes’ extensive experience, including her roles in executive finance and accounting leadership, strengthens our Board of Directors’ ability to provide financial and accounting-related oversight and make other significant contributions to the Company.

CONTINUING DIRECTORS

Class I - Directors with Terms Expiring in 2022

Alexander R. Castaldi, Mr. Castaldi became a director in 2004. Mr. Castaldi was a Managing Director of JLL Partners, Inc., which he joined in 2003, until his retirement in August 2018, and was previously a chief financial officer of three management buyouts. He was most recently Executive Vice President, Chief Financial Officer and Administration Officer of Remington Products Company. Previously, Mr. Castaldi was Vice President and Chief Financial Officer at Uniroyal Chemical Company. From 1990 until 1995, he was Senior Vice President and Chief Financial Officer at Kendall International, Inc. During the 1980s, Mr. Castaldi was also Vice President, Controller of Duracell, Inc. and Uniroyal, Inc. From 2004 to February 2006, Mr. Castaldi served as a director of Builders FirstSource, Inc. The Board recognizes the vast experience at the senior executive management level which Mr. Castaldi possesses and deems it to be of great value to the Company and its stockholders.

William Morgan. Mr. Morgan became a director in 2007. Mr. Morgan is a retired partner of the accounting firm KPMG LLP (“KPMG”) where he served clients in the industrial and consumer market practices. From 2004 until 2006, he was the Chairman of KPMG’s Audit Quality Council and, from 2002 until 2006, he was a member of its Independence Disciplinary Committee. Mr. Morgan was the Lead Partner for the Chairman’s 25 Partner Leadership Development Program and continued through 2009 to provide services to KPMG as an independent consultant to its leadership development group and as Dean of the then current Chairman’s 25 Partner Leadership Development Program. He previously served as the Managing Partner of the Stamford, Connecticut office and as a member of the board of directors for KPMG LLP and KPMG Americas. Mr. Morgan is a member of the board of directors of Barnes Group, Inc. and is the Chairman of its Audit Committee and is also a member of the Executive and Corporate Governance Committees. Mr. Morgan was a member of the Board of Directors and Audit Committee of The J.G. Wentworth Company from 2014 until January 2018. The Board identified Mr. Morgan’s extensive experience in public accounting (39 years, 29 as a partner), where he worked closely with client management and audit committees on matters relating to accounting, auditing, control, corporate governance, and risk management, as providing significant value to the Company and its stockholders. The Board also recognizes Mr. Morgan’s significant Board and Audit Committee experience and qualifications as a “financial expert” on the Audit Committee.

Class III – Directors with Terms Expiring in 2021

Floyd F. Sherman. Mr. Sherman became a director in 2005. Mr. Sherman served as Chief Executive Officer of Builders FirstSource, Inc., a leading supplier and manufacturer of structural and related building products for residential new construction, until his retirement as CEO effective January 1, 2018. Mr. Sherman also served as a director of Builders FirstSource, Inc. during that time, and continues to do so following his retirement as CEO. Before joining Builders FirstSource, Mr. Sherman spent 28 years at Triangle Pacific/Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. Mr. Sherman has over 50 years of experience in the building products industry. A native of Kerhonkson, New York and a veteran of the U.S. Army, Mr. Sherman is a graduate of the New York State College of Forestry at Syracuse University. He also holds a Master of Business Administration degree from Georgia State University. The Board understands that Mr. Sherman’s 50 years of experience in the building products industry provide him with the knowledge to make significant contributions to the development of the Company’s business strategy.

Rodney Hershberger. Mr. Hershberger serves as the Company’s non-employee Chairman of the Board, effective as of January 1, 2018. He retired as our Chief Executive Officer effective December 31, 2017. Mr. Hershberger, a co-founder of the Company, has served the Company for nearly 40 years. He was named President, and appointed to our Board of Directors, in 2004, and became our Chief Executive Officer in March 2005. In 2003, Mr. Hershberger became Executive Vice President and Chief Operating Officer, and oversaw the Company’s Florida and North Carolina Operations, sales, marketing, and engineering groups. Previously, Mr. Hershberger led the manufacturing, transportation, and logistics operations in Florida, and served as Vice President of Customer Service. The Board of Directors recognizes Mr. Hershberger’s nearly 40 years of experience with the Company in the Florida market and the position of respect he has earned throughout the industry in which the Company operates through his thoughtful and honest leadership, and further recognizes his knowledge, skills, reputation and service to the community as a member of the board of directors of Gulf Coast Community Foundation, a public charity serving the needs of the local Sarasota community, as driving great value to the Company and its stockholders.

Sheree L. Bargabos, Ms. Bargabos became a director in 2016. Ms. Bargabos is a seasoned executive whose career spans over 35 years at Owens Corning, a global maker of building and composite material systems, until her retirement in 2015. Prior to her most recent transition role as Vice President, Customer Experience, she spent a decade as the President of Owens Corning’s $2 billion Roofing and Asphalt division. In October 2018, Ms. Bargabos was appointed to the Board of Directors of Steel Dynamics, Inc., one of the largest domestic steel producers and metals recyclers in the United States. Ms. Bargabos earned a Bachelor of Science in Chemistry from McGill University and a Master of Business Administration from Babson College. The Board of Directors recognizes Ms. Bargabos’ experience in various roles of increasing responsibility in the building materials industry, which the Board believes is an asset to the Company and its stockholders.

GOVERNANCE OF THE COMPANY

Board of Directors and Committees

Audit Committee

The Audit Committee assists our Board of Directors in fulfilling its responsibilities with respect to the oversight of the accounting and financial reporting practices of the Company, including oversight of the integrity of our financial statements and compliance with legal and regulatory requirements, and the qualifications, independence and performance of our independent registered public accounting firm. The Audit Committee also reviews the adequacy of staff and management performance and procedures in connection with financial and disclosure controls, including our system to monitor and manage business risks and legal and ethical compliance programs. The Audit Committee also is charged with preparation of an audit committee report, retention and termination of our independent registered public accounting firm, annual review of the report of our independent registered public accounting firm, and discussion with our independent registered public accounting firm of the audited annual and unaudited quarterly financial statements of the Company and any audit problems or difficulties and management’s response thereto. The Audit Committee charter can be obtained without charge in the “Investors” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance.”

The Audit Committee is comprised of three independent directors (as that term is defined by the NYSE Listed Company Manual (the “NYSE Rules”) and SEC rules and regulations), Messrs. Feintuch and Morgan, and Ms. Powell Hawes. Mr. Morgan serves as Chair of the Audit Committee. The Audit Committee met six times during 2019. During several of those meetings, the Audit Committee met privately with the Company’s independent registered public accounting firm. The Audit Committee also met in executive session multiple times with the Company’s Chief Financial Officer, and with its Director of Internal Audit. Our Board of Directors has: (i) affirmatively determined that all Audit Committee members are financially literate as required by the NYSE Rules; (ii) has designated Mr. Morgan, and Ms. Powell Hawes as audit committee “financial experts” as defined by SEC rules and regulations; and (iii) determined that Messrs. Feintuch and Morgan, and Ms. Powell Hawes meet the heightened independence standards of both the NYSE Rules and SEC rules and regulations for Audit Committee members.

Compensation Committee

The Compensation Committee determines the compensation of our executive officers, including our Chief Executive Officer. The Compensation Committee also reviews and reassesses the compensation paid to members of our Board of Directors for their service on our Board of Directors and Board committees and recommends any changes in compensation to the full Board for its approval. In addition, the Compensation Committee authorizes all stock option and other equity-based awards to employees and non-employee directors under our stock option and equity incentive plans. The Compensation Committee met three times in 2019, and members of the Compensation Committee participated in numerous calls and various other interactions discussing compensation issues with members of management, compensation consultants, other members of the Compensation Committee, and our Board of Directors, as well as acting through unanimous written consent. For information about our compensation program, the role of the Compensation Committee and the engagement of compensation consultants in setting executive compensation, see “Executive Compensation - Compensation Discussion and Analysis.” The Compensation Committee charter can be obtained without charge in the “Investors” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance.”

The Compensation Committee is comprised of three directors, Messrs. Castaldi, Milgrim, and Sherman, all of whom meet the heightened independence standards of both the NYSE Rules and SEC rules and regulations for Compensation Committee members. Mr. Castaldi serves as Chair of the Compensation Committee.

Governance Committee

The Governance Committee advises our Board of Directors on corporate governance matters and, among other things, assists our Board of Directors in identifying and recommending qualified director candidates. The Governance Committee also reviews and makes recommendations to our Board of Directors on the size and composition of our Board of Directors, independence determinations with respect to continuing and prospective directors, assignments to committees of our Board of Directors and resignations of directors, when appropriate.

The Governance Committee also oversees the evaluation of our Board of Directors, the committees and individual directors. The Governance Committee met one time during 2019, and members of the Governance Committee participated in calls and various other interactions discussing governance issues with members of management, external professional advisors, other members of the Governance Committee, and our Board of Directors, as well as acting through unanimous written consent. The Governance Committee charter can be obtained without charge in the “Investors” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance.”

The Governance Committee is comprised of three directors, Ms. Bargabos, and Messrs. Feintuch and Morgan, all of whom meet the independence standards of both the NYSE Rules and SEC rules and regulations. Mr. Feintuch serves as Chair of the Governance Committee.

A summary of the current members of each committee of our Board of Directors is identified in the table below:

Name	Audit Committee	Compensation Committee	Governance Committee
Sheree L. Bargabos			Member
Alexander R. Castaldi		Chair
Richard D. Feintuch	Member		Chair
Franses Powell Hawes	Member
Brett N. Milgrim		Member
William J. Morgan	Chair		Member
Floyd F. Sherman		Member

Board Attendance

For 2019, each of our directors attended 75% or more of the aggregate of all meetings of our Board of Directors and its committees on which he or she served. Pursuant to our Policy on Director Attendance at the Annual Meeting of Stockholders, which can be obtained without charge in the “Investors” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance,” all directors are strongly encouraged to attend each of our annual meetings of stockholders in person, or, this year in light of COVID-19 related health concerns, all directors are strongly encouraged to attend virtually. Any director who is unable to attend an annual meeting of stockholders in person is expected to notify the Chair of our Board of Directors in advance of such meeting. All members of our Board of Directors attended our 2019 annual meeting of stockholders.

Board Leadership and Structure

Mr. Hershberger serves as Chair of our Board of Directors and is the Company’s former Chief Executive Officer. Mr. Hershberger retired effective on December 31, 2017. Mr. Jackson serves as both a director and the Company’s President and Chief Executive Officer. Our Board of Directors has not designated a lead independent director. Our Board of Directors believes that currently there are several important advantages for the Company having the position of Chair held by the retired, former Chief Executive Officer. Mr. Hershberger is especially familiar with the Company’s business and industry and capable of assisting the Board in evaluating strategic priorities and discussing execution of strategy. The Company’s independent directors bring experience, oversight and expertise from outside the Company and its industry, while Mr. Hershberger and Mr. Jackson bring Company-specific experience and expertise. Our Board of Directors believes that the role of Chair being held by our recently-retired, former Chief Executive Officer facilitates information flow between management and our Board of Directors, which are essential to effective governance. Our Board of Directors additionally believes that having a director position filled by a member of the Company’s executive management, specifically the role of President and Chief Executive Officer, adds additional industry and Company-specific experience and expertise and further enhances our Board of Directors’ ability to obtain information and evaluate the effectiveness of the Company’s leadership and operating strategies, and allows Mr. Jackson to serve as a bridge between management and our Board of Directors.

Risk Oversight

The Company’s senior management is responsible for day-to-day risk management, while our Board of Directors has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Our Board of Directors regularly receives information regarding the Company’s credit, liquidity and operations from senior management. During its review of such information, our Board of Directors discusses, reviews and analyzes risks associated with each area, as well as risks associated with new business ventures and those relating to the Company’s executive compensation plans and arrangements. As a result of such discussion, review and analysis, and considering input from the Compensation Committee, our Board of Directors has determined that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company or its results. The Audit Committee oversees management of financial and compliance risks and potential conflicts of interest, and the entire Board of Directors is regularly informed through committee reports about such risks. Our Governance Committee oversees and is responsible for assessing certain risks specifically in connection with corporate governance principles and guidelines and management of risks associated with the independence of our Board of Directors.

Environmental Responsibility

Our Board of Directors and management team recognize that environmental responsibility by public companies is of increasing importance to investors and believe that being a responsible corporate citizen in this area helps drive shareholder value. We are committed to making a positive impact on the environment, including in the communities where our customers and employees live and work. We have undertaken steps to proactively and positively impact the environment, including programs to reduce waste and encourage recycling, reduce energy consumption, and improve the fuel efficiency of our vehicle fleet. Those steps and related accomplishments have included:

•

Implementing a comprehensive scrap/waste audit and reduction program at our largest Florida manufacturing facilities, which resulted in the amount of scrap materials those production facilities generated in 2019 being approximately 44% lower than the amount generated in 2017;

•

Adopting waste recycling programs that resulted in us identifying and recycling more than 78% of the production scrap materials we generated during 2019, with a goal of recycling approximately 83% of those materials in 2020;

•

Recycling approximately 19 million pounds of materials in 2019 (which otherwise would have been disposed of in landfills), including approximately 11 million pounds of glass, nearly 6 million pounds of aluminum, and more than 2 million pounds of vinyl materials, excluding our NewSouth Window Solutions facility, which we acquired on January 31, 2020;

•

Hiring a full-time environmental specialist in 2019 to work as part of our Environmental, Health and Safety team to gather data and identify other opportunities to further decrease our environmental impacts; and

•	Installing electric car charging stations at our Venice, Florida facility, which is our largest location, and exploring opportunities to install them at other locations as well.

Energy and Fuel Management

Electricity is the primary form of energy used by our production facilities. During 2019, our facilities used a total of approximately 23 million kilowatt hours of electricity, as compared to approximately 26.5 million kilowatt hours in 2018, excluding our NewSouth Window Solutions facility, which we acquired on January 31, 2020, and our Western Window Systems facility, which we acquired on August 13, 2018. This 13% reduction in electricity use in 2019, as compared to 2018 was due in part to initiatives such as becoming more efficient when manufacturing our products (including by using only our more energy efficient production lines and idling less efficient production lines, whenever possible), replacing older, less efficient equipment with newer, more energy-efficient equipment and technologies, and installing LED lighting in certain locations.

We expect to continue our efforts to improve the energy efficiency of our operations because we believe it is good for our business and for the environment. We did not directly utilize any renewable energy sources in 2019, but we intend to explore the possibility of doing so in 2020 and future years, including through possibly entering into renewable power purchase agreements, that are accompanied by renewable energy certifications or guarantees of origin.

As part of our effort to reduce our carbon footprint, we have focused on making our fleet of delivery vehicles more fuel efficient. For example, almost all of our existing fleet of tractor-trucks, and all new trucks we purchase, utilize the injection of an aqueous urea solution diesel exhaust fluid, as an element of a selective catalytic reduction process, to help convert nitrogen oxide emissions into nitrogen gas and water vapor before being released into the environment, to reduce the amount of air pollution created. In addition, we have installed regulators or similar control mechanisms on our fleet of tractor-trucks that do not allow them to exceed a speed of sixty miles per hour, which further conserves fuel and reduces the amount of emissions they generate. We also have systems in place to monitor and correct any excessive acceleration, stopping-and-starting, or other driver behavior that decreases fuel efficiency. Finally, we are partnering with a large, internationally-known tractor-truck manufacturer to beta-test electric trucks that we may utilize in the future.

How Our Products Promote Energy Efficiency

We believe our products, which have some of the best energy efficiency ratings in North America, promote energy conservation and efficiency, and thus, help decrease greenhouse gas emissions and global warming. For example, during 2019, our new, energy-efficient windows and doors were used in the replacement of older, less energy-efficient windows and doors in more than 35,000 residences. We believe that the replacement of those older windows and doors with our products will result in those homes utilizing approximately 71 million fewer kilowatt hours of electricity on an annual basis. In addition, because our products last much longer than wooden windows and doors, the use of our products helps conserve trees, reducing the number that must be cut and processed each year for use in windows and doors.

Employee Safety

The safety of our team members is our top priority, and we have taken significant steps in recent years to drive improvements in this area. Specifically, our Total Recordable Incident Rate -- a measurement of the number of OSHA recordable incidents per 100 full-time workers during a one-year period -- was 5.64 in 2019, an improvement of more than 30% since 2017. As of the end of the first quarter of 2020, our TRIR had improved to 3.91. We believe these improvements in worker safety are due to the workplace safety initiatives we have taken, including:

•	Increasing the size, experience and other qualifications of our environment, health and safety, or “E&HS”, staff;
•

Adopting a new incident management system that records workplace injuries based on type and other classifications to provide the data to drive targeted corrective and preventative actions to address and mitigate actual and potential causes of injuries;

•	Implementing a “Serious Six” OSHA compliance training program;
•	Implementing ergonomics-related safety improvements, using an experience and risk-based approach to prioritize those improvements;
•	Partnering with vendors to obtain high quality personal protective equipment and related training on how to appropriately utilize that equipment;
•	Increasing in-person workplace safety training, including through the use of frequent small-group meetings, designed to drive workplace safety awareness through all levels of the organization;
•	Training team members to identify and quickly address potentially unsafe activities and practices;

•	Implementing a team member EH&S recognition and rewards program; and
•	Increasing the frequency, number and types of internal workplace safety audits, inspections and walk-throughs conducted by the Company’s EH&S staff.

Labor Practices and Human Rights

All of our employees earn more than the federal minimum wage and we believe our hourly wages are competitive with the local communities in which our facilities operate. The average hourly wage, excluding incentive compensation, of a full-time hourly employee of the Company was approximately $15.58 as of December 31, 2019, with approximately one-half of those hourly employees earning an average hourly wage of $15 or more. The average total compensation, including incentive compensation and benefits, for a full-time hourly employee of our Company in 2019 was nearly $40,000.

We strive to help our employees maintain job stability, so they are encouraged to stay with the Company and positioned to grow their skills and knowledge on the job. The 2019 annualized voluntary turnover rate in our workforce generally was flat as compared to 2018. In an effort to reduce employee turnover, we engage in annual surveys with employees, we maintain an open-door policy that enables us to help identify any issues before they cause an employee to leave the Company, and we review exit interview data, hotline calls and root cause analysis to help deter turnover. We also assign dedicated Company human resources representatives to each department so that we can better monitor employee morale within each department. In addition, in 2018 and 2019, we made equity grants to hundreds of hourly employees, as well as to those salaried employees who do not participate in our annual long-term equity incentive plan, to further improve employee morale and retention.

PGTI respects the rights of workers of other companies who provide products and services to PGTI. We communicate our expectations to suppliers on compliance with applicable federal, state and local laws, including with respect to compensation and safety, through the terms of our written agreements and policies with our suppliers.

Workforce Diversity and Inclusion and Human Capital Management

We believe in being an inclusive workplace for all of our employees and are committed to having a diverse workforce that is representative of the communities in which we operate and sell our products. A variety of perspectives enriches our culture, leads to innovative solutions for our business and enables us to better meet the needs of a diverse customer base and reflects the communities we serve. Our aim is to develop inclusive leaders and an inclusive culture, while also recruiting, developing, mentoring, training, and retaining a diverse workforce, including a diverse group of management-level employees. For example, currently one-third of our senior leadership is comprised of female executives, including our Senior Vice President and Chief Financial Officer, Senior Vice President of Human Resources, and the Chief Marketing Officer for our Southeastern Business Unit. Our diversity and inclusion initiatives include:

•	PGT Innovations Leading Ladies, a program designed to identify, develop and mentor female employees who have demonstrated potential for serving as leaders within our organization;
•	Annual Diversity & Inclusion Training; and
•	Dale Carnegie, a program that helps our managers understand how to appreciate, respect and value individual differences and behaviors.

We believe in offering career opportunities, resources, programs and tools to help employees grow and develop, as well as competitive wages and benefits to retain them. Our efforts in these areas include:

•	Offering platforms, including on-line and in-person professional growth and development training, to help employees develop their skills and grow their careers at the Company;
•	Providing management development training to all of our management-level employees in 2019, including compliance, ethics and leadership training;

•	Conducting formal feedback sessions quarterly between our employees and their supervisors on their collaboration and development, and informal sessions on a weekly basis;
•	Providing employees with recurring training on critical issues such as safety and security, compliance, ethics and integrity and information security;
•

Gathering engagement feedback from our employees on a regular basis and responding to that feedback in a variety of ways including personal, one-on-one interactions, team meetings, leadership communications, and town hall meetings with employees, led by senior executives;

•	Offering a tuition reimbursement program that provides eligible employees up to $50,000 lifetime for courses related to current or future roles at the Company;
•	Offering health benefits for all eligible employees, including our eligible hourly employees;
•	Providing confidential counseling for employees through our Employee Assistance Program;
•	Providing paid time off to eligible employees;
•	Matching employees’ 401(k) plan contributions of up to 3% of eligible pay after one year of service;
•

Making one-time equity grants in 2018 and 2019 to all employees, including hourly employees, with at least one year of tenure who do not participate in the Company’s equity and incentive compensation plan;

•	Offering an employee stock purchase program for eligible employees; and
•	Providing a Company-subsidized childcare center for the employees of our Venice, Florida facility, which is our largest location.

From time to time, we are party to legal proceedings relating to employment matters. During 2019, the total amount we paid to resolve proceedings alleging employment discrimination was immaterial to our earnings, and we did not make any payments to resolve allegations of wage-and-hour violations, nor did we have any such claims made against us. In our efforts to have all of our employees comply with federal and state employment-related laws, we provide non-discrimination and anti-harassment training as part of the Company’s mandatory compliance training, including for the hourly employees in our call centers, fulfillment centers and stores.

Governance

We believe the members of our Board of Directors have the diverse experience, skills and expertise, from both within and outside of our industry, to provide valuable insight and leadership to, and oversight of, our management team as it leads the Company through the opportunities and challenges facing us as a publicly traded building products company that has experienced significant growth both organically and through several acquisitions in recent years.

Our Board of Directors recognizes the importance of corporate governance practices that continually align the Company’s leadership with our stockholders. To that end, we and our Governance Committee regularly monitor “best practices” and engage with our stockholders to consider potential changes to our governance and leadership practices and structure. For example, when Mr. Hershberger retired from the Company at the end of 2017, the Board of Directors chose to separate the roles of Board Chair and President & CEO, appointing Mr. Hershberger as Board Chair, in order to capitalize on his familiarity with the Company’s business and our industry, while also having a Board Chair who is not an employee of the Company. Later in 2018, in response to feedback from our stockholder engagement efforts, the Board of Directors revised our Corporate Governance Guidelines to include a “Plurality Plus” voting standard for uncontested director elections. We will continue to monitor and evaluate developments in corporate governance going forward, to determine which approaches and practices are in the best interest of the Company.

Director Independence

The Company’s common stock trades on the NYSE and, accordingly, we are subject to the NYSE Rules.

Our Corporate Governance Guidelines require that at least a majority of our Board of Directors be independent, consistent with the NYSE Rules. Our Board of Directors applies standards in affirmatively determining whether a director is “independent,” in compliance with the NYSE Rules and SEC rules and regulations. Our Board of Directors, in applying the above-referenced standards, has affirmatively determined that Messrs. Castaldi, Feintuch, Milgrim, Morgan, and Sherman, Ms. Bargabos, and Ms. Powell Hawes are “independent” directors. As part of our Board of Directors’ process in making such determination, it also determined that each such director has no other “material relationship” with the Company that could interfere with his or her ability to exercise independent judgment.

Our Board of Directors includes one management director, Mr. Jackson, who serves as both a director and the Company’s President and Chief Executive Officer. Our Board of Directors has determined that Mr. Jackson is not independent under the NYSE Rules and SEC rules and regulations. In addition, our Board of Directors has determined that Mr. Hershberger, who served as the Company’s Chief Executive Officer until his retirement, effective December 31, 2017, and who continues to serve as a paid consultant to the Company, is not independent under such rules.

As part of its annual evaluation of director independence, our Board of Directors examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years) between each director and the Company, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the NYSE Rules and SEC rules and regulations. No transactions, relationships or arrangements, other than those described under “Certain Relationships and Related Transactions” were presented to, or considered by, our Board of Directors. Our Board of Directors also examined whether there are (or have been within the past year) any transactions or relationships between each director and any executive officer of the Company or its affiliates. As a result of this evaluation, our Board of Directors has affirmatively determined that each independent director named above is independent under those criteria. Independent directors meet in regularly scheduled executive sessions outside the presence of other directors and management representatives. Interested parties, including stockholders, may communicate with the Chair of our Board of Directors or the independent directors as a group by sending a communication, addressed to PGT Innovations, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention: Chief Financial Officer, who is our acting Secretary.

Executive Sessions of Non-Management Directors

In accordance with the NYSE Rules, our Board of Directors typically holds an executive session of non-management and independent directors as a part of every regularly scheduled meeting of our Board of Directors. These executive sessions are chaired by a member of our independent directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Upon the advice and recommendation of our Governance Committee and in accordance with the NYSE Rules, our Board of Directors has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines address an array of governance issues and principles, including director qualifications and responsibilities, annual performance evaluations of our Board of Directors and meetings of independent directors.

In response to feedback from our shareholder engagement efforts, the Board of Directors revised the Corporate Governance Guidelines in 2018 to include a “Plurality Plus” voting standard for uncontested director elections. Under our Plurality Plus voting standard, any director nominee who receives a greater number of “WITHHOLD” votes than “FOR” votes in an uncontested election is required to tender his or her resignation promptly after certification of the election results for consideration by the Governance Committee of the Board of Directors. Broker non-votes, if any, are not counted as either a “WITHHOLD” or a “FOR” vote for these purposes. The Governance Committee will consider the resignation offer, considering all facts and circumstances it deems relevant, and recommend to the Board of Directors whether to accept or reject the resignation offer, or whether other action should be taken. The Board of Directors will consider the recommendation of the Governance Committee and will determine whether to accept the resignation offer within ninety days of certification of the election results. Full details of this policy are set forth in our Corporate Governance Guidelines, which are available in the “Investors” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance.

We maintain a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to all directors, officers and employees that complies with the NYSE Rules, as well as a Policy on Insider Trading. Our employees are also subject to additional specific policies, guidelines and Company rules governing certain types of conduct or situations. On an annual basis, each director and officer of the Company is required to provide an acknowledgment that he or she has received and reviewed our Code of Ethics and to disclose any related person transactions. In addition, all employees of the Company (including all officers) are required to undergo an annual ethics training program.

Violations of our Code of Ethics by senior financial officers must be reported to the Audit Committee. A copy of the Code of Ethics can be obtained without charge in the “Investors” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance,” or by written request to the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer, who is our acting Secretary. There have been no waivers of the Code of Ethics, and we are not aware of any violations of the Code of Ethics.

Our employees are encouraged to anonymously report any suspected violations of laws, regulations, or the Code of Ethics and/or any suspected unethical business practices via our continuously monitored hotline.

Assessment of Director Candidates and Required Qualifications

Our Governance Committee is responsible for considering and recommending to our Board of Directors nominees for election as director at our annual meeting of stockholders and nominees to fill any vacancy on our Board of Directors. Our Board of Directors, after taking account of the assessment provided by our Governance Committee, is responsible for considering and recommending to our stockholders, nominees for election as director at our annual meeting of stockholders. In accordance with our Corporate Governance Guidelines, both our Governance Committee and our Board of Directors, in evaluating director candidates, consider the experience, talents, skills and other characteristics of each candidate and our Board of Directors as a whole, in assessing potential nominees to serve as director.

Our Board of Directors believes that the minimum qualifications for serving as a director of the Company are that a nominee have high moral character and personal integrity, a record and reputation for honest, ethical conduct, demonstrated accomplishment in his or her field, the ability to devote sufficient time to carry out the duties of a director, and be at least 21 years of age. Also, a nominee should demonstrate the ability and judgment to work effectively with other members of our Board of Directors to serve the long-term interests of the Company’s stockholders. In addition to these minimum qualifications, our Governance Committee and our Board of Directors may consider all other information relevant in their business judgment to the decision of whether to nominate a candidate for a director seat considering the then-current composition of our Board of Directors.

These factors may include a candidate’s experience, judgment and skills, such as an understanding of: (i) the building products industry and markets; (ii) public company management; (iii) manufacturing and distribution; (iv) industry-relevant technologies; (v) executive compensation and human resources matters; and (vi) accounting and financial management expertise. In addition, diversity of race, ethnicity, gender, and age, are factors our Board of Directors may consider in evaluating candidates for membership to our Board of Directors.

Our Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Board if they become aware of persons meeting the criterion described above or by engaging a firm or firms that specialize in identifying director candidates. The Governance Committee also will consider candidates recommended by stockholders as described below.

Stockholder Recommendations and Nominations for Election to the Board

Our Governance Committee will consider nominees recommended by stockholders. Any stockholder wishing to nominate a candidate for director at the next annual meeting of stockholders must submit a proposal as described under “Other Business – Stockholder Proposals or Director Nominations for the 2021 Annual Meeting” and otherwise comply with the advance notice provisions and information requirements contained in our By-Laws. The stockholder submission should be sent to the Chief Financial Officer, who is our acting Secretary, at 1070 Technology Drive, North Venice, Florida 34275.

Stockholder nominees are evaluated under the same standards as other candidates for membership to our Board of Directors described above in “Assessment of Director Candidates and Required Qualifications.” In addition, in evaluating stockholder nominees for possible inclusion with our Board of Director’s slate of nominees, our Governance Committee and our Board of Directors may consider any other information they deem relevant, including (i) the factors described above in “Assessment of Director Candidates and Required Qualifications,” (ii) whether there are or will be any vacancies on our Board of Directors, (iii) the size of the nominating stockholder’s holdings in the Company, (iv) the length of time such stockholder has owned such holdings and (v) any statements by the stockholder nominee or the shareholder regarding proposed changes in our operations.

Information about Our Board of Directors and Executive Officers

The biographical information regarding each member of our Board of Directors under the caption “Proposal 1 - Election of Directors” and each of our executive officers under the caption “Executive Compensation - Compensation Discussion and Analysis – Management” is incorporated by reference herein.

PROPOSAL 2 –

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee appointed KPMG LLP, independent registered public accounting firm, to audit our fiscal 2020 consolidated financial statements. As a matter of good corporate governance, the Company’s stockholders will be requested to ratify the Audit Committee’s selection during the Meeting. KPMG LLP has audited our consolidated financial statements since our 2014 fiscal year.

Although there is no requirement that KPMG LLP’s appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of KPMG LLP. A representative of KPMG LLP will be present during the Meeting, not to make a statement, but to be available to answer appropriate questions. The Audit Committee may terminate the appointment of KPMG LLP as our independent registered public accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

KPMG LLP has affirmed that they are not aware of any relationships between KPMG LLP and the Company that may reasonably be thought to bear on their independence, specifically including, but not limited to, the fact that Mr. Morgan is a retired partner of KPMG LLP, as disclosed in detail in Mr. Morgan’s biography under “Proposal 1 – Election of Directors – Continuing Directors – Class I – Directors with Terms Expiring in 2022.”

The Audit Committee approves the annual audit fee of the Company’s independent auditors. The Audit Committee also establishes pre-approved limits for which the Company’s management may engage the Company’s independent auditors for specific services. Any work which exceeds these pre-approved limits requires the advance approval of the Audit Committee. Each quarter, the Audit Committee reviews all work done by the independent auditors during the previous quarter. All fees for fiscal year 2019 were pre-approved by the Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF

THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020.

PROPOSAL 3 –

APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED

EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the Company’s stockholders are entitled to vote during the Meeting to approve the compensation of Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Exchange Act. The Dodd-Frank Act provides that this vote is advisory only and it is not binding on the Company or the Board. This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to the Named Executive Officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of the Named Executive Officers. The non-management members of the Board of Directors and the Compensation Committee will, however, consider the outcome of this advisory vote when considering future compensation arrangements.

Stockholders are being asked to vote during the Meeting to approve, on an advisory basis, our executive compensation policies and procedures for the Named Executive Officers, as described in the Compensation Discussion and Analysis, compensation tables and narrative disclosure included in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our fiscal 2019 executive compensation programs and policies for the Named Executive Officers. The vote on this proposal represents an additional means by which we obtain feedback from our shareholders about executive compensation. Among other responsibilities, our Compensation Committee recommends to our Board of Directors, and our Board of Directors approves, the executive compensation for our named executive officers. We believe the Compensation Committee and Board of Directors have designed our executive compensation policies and procedures in a manner that links pay with performance, while enabling us to competitively attract, motivate and retain key executives, and in a manner that aligns the interests of our named executive officers with those of our shareholders. Accordingly, we ask for stockholder approval of the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

We believe that our compensation components provide a reasonable balance of base compensation, cash incentive compensation, long-term equity-based incentive compensation, and other benefits and perquisites that is closely aligned with each executive officer’s individual performance and the Company’s overall performance. The Company aims to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is integral to attracting, retaining and rewarding qualified Named Executive Officers, and fostering operating performance.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

We value the feedback provided by our stockholders. At the 2019 annual meeting of stockholders, approximately 97% of votes cast supported our executive compensation program. We have discussions with many of our stockholders on an ongoing basis regarding various corporate governance topics, including executive compensation, and consider the views of stockholders regarding the design and effectiveness of our executive compensation program. The next vote to approve, on an advisory basis, a Say-on-Pay proposal currently occurs annually, and the next such vote will occur at the 2021 annual meeting of stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL,

ON AN ADVISORY BASIS, OF THE COMPENSATION PAID BY THE COMPANY

TO ITS NAMED EXECUTIVE OFFICERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 27, 2020, unless otherwise noted, for (a) each person who is known by us to own beneficially more than 5% of our common stock, (b) each of our current and incumbent directors named above, (c) each of our Named Executive Officers (“NEOs”) named in the Summary Compensation Table below, and (d) all of our directors and executive officers as a group.

The percentages of voting shares provided in the table are based on 59,920,456 shares of our common stock issued and outstanding as of April 27, 2020. Beneficial ownership is determined in accordance with SEC rules and regulations and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of our common stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by a family member in their own right. Shares of our common stock issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of April 27, 2020 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Voting Shares
Beneficial Owners of More Than 5%:
BlackRock, Inc.	9,283,890	(2)	15.5%
Cooke & Bieler LP	4,117,535	(3)	6.9%
The Vanguard Group	3,649,473	(4)	6.1%
T. Rowe Price Associates, Inc.	3,416,061	(5)	5.7%
Renaissance Technologies Holdings Corporation	3,194,529	(6)	5.3%

Non-Employee Directors and Nominees:
Rodney Hershberger	1,416,839		2.4%
Sheree L. Bargabos	20,697		*
Alexander R. Castaldi	133,281		*
Richard D. Feintuch	105,425		*
Frances Powell Hawes	6,345		*
Brett N. Milgrim	58,432		*
William J. Morgan	59,106		*
Floyd F. Sherman	91,499	(7)	*

Named Executive Officers:
Jeffrey T. Jackson	438,767		*
Sherri Baker	35,609		*
Robert A. Keller	44,051		*
Brent Boydston	34,956		*
Brad West	101,575		*
Scott M. Gates	-		*

Directors and executive officers as a group	2,546,582	(8)	4.2%

* Percentage does not exceed one percent of the total shares eligible to vote.

(1) Unless otherwise indicated, the business address of each person is PGT Innovations, Inc., 1070 Technology Drive, North Venice, Florida, 34275.

(2) The information reported is based on a Schedule 13G/A (Amendment No. 8) filed February 4, 2020, with the SEC, in which BlackRock, Inc. reported that at December 31, 2019, it had sole voting power over 9,161,727 shares and sole dispositive power over 9,283,890 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3) The information reported is based on a Schedule 13G filed February 14, 2020, with the SEC, in which Cooke & Bieler LP reported that at December 31, 2019, it had shared voting power over 3,275,345 shares and shared dispositive power over 4,117,535 shares. The principal business address of Cooke & Bieler LP is 1700 Market Street, Suite 3222, Philadelphia, PA 19103.

(4) The information reported is based on a Schedule 13G/A (Amendment No. 2) filed February 21, 2020, with the SEC, in which The Vanguard Group reported that at December 31, 2019, it had sole voting power over 87,123 shares and sole dispositive power over 3,565,751 shares, and shared voting power over 4,400 shares and shared dispositive power over 83,722 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5) The information reported is based on a Schedule 13G/A (Amendment No. 2) filed February 14, 2020, with the SEC, in which T. Rowe Price Associates, Inc. reported that at December 31, 2019, it had sole voting power over 639,944 shares and sole dispositive power over 3,416,061 shares. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6) The information reported is based on a Schedule 13G/A (Amendment No. 6) filed February 13, 2020, with the SEC, in which Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation reported that at December 31, 2019, both had sole voting power over 3,193,047 shares, sole dispositive power over 3,193,047 shares, and shared dispositive power over 1,482 shares. The principal business address of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, New York 10022.

(7) Includes options outstanding to acquire 67,797 shares of common stock exercisable currently.

(8) This group is comprised of 14 individuals and includes options outstanding to acquire 67,797 shares of common stock by all current directors and executive officers exercisable currently.

We know of no arrangements, the operation of which may at a subsequent date result in the change in control of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our equity securities. Executive officers, directors, and beneficial owners of greater than 10% of our equity securities are required by SEC rules and regulations to provide us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors that no other reports were required, we believe that through December 28, 2019, all of our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE COMPENSATION –

COMPENSATION DISCUSSION AND ANALYSIS

Management

The purpose of this section is to provide information about the compensation objectives and policies for our named executive officers (the “NEOs”) and to explain how the Compensation Committee of our Board of Directors made its compensation decisions for 2019.

Our NEOs for 2019, including the titles they held at the end of 2019, are listed below, and consisted of: (i) our President and Chief Executive Officer; (ii) our current Senior Vice President and Chief Financial Officer, who assumed that role on April 8, 2019; (iii) our President of Southeast Business Unit; (iv) our Senior Vice President of Corporate Sales and Innovation; (v) our Senior Vice President of Corporate Development and Treasurer, who was our Senior Vice President and Chief Financial Officer prior to April 8, 2019; and (vi) our President of Western Business Unit, who separated from the Company on January 31, 2020.

Name	Age	Position at End of 2019
Jeffrey T. Jackson	54	President and Chief Executive Officer
Sherri Baker	47	Senior Vice President and Chief Financial Officer
Robert A. Keller	48	President – Southeast Business Unit
Brent Boydston	51	Senior Vice President – Corporate Sales and Innovation
Bradley West	50	Senior Vice President – Corporate Development and Treasurer
Scott M. Gates	38	President – Western Business Unit (until January 31, 2020)

Jeffrey T. Jackson, President and Chief Executive Officer. Mr. Jackson has served as the Company’s President and Chief Executive Officer since his appointment to that role effective January 1, 2018. He joined PGT Innovations in November 2005 as Vice President and Chief Financial Officer. In 2006, Mr. Jackson helped lead the Company's IPO, and was later named Executive Vice President. In 2014, Mr. Jackson became President and Chief Operating Officer with responsibilities overseeing the Company’s strategic direction, as well as all aspects of operations. In 2016, Mr. Jackson was appointed to the Board of Directors. Prior to joining PGT Innovations, Mr. Jackson held various executive management roles. In 2004, he joined The Hershey Company as Vice President and Corporate Controller. Prior to Hershey, Mr. Jackson served in positions of increasing responsibility with Schwan’s Bakery, including Senior Vice President - General Manager of Emerging Channels, and Senior Vice President and CFO. In addition, Mr. Jackson worked for Flowers Foods, Inc., The Coca-Cola Company, and KPMG. Mr. Jackson earned a Bachelor of Business Administration from the University of West Georgia and is a Certified Public Accountant in the State of Georgia. Mr. Jackson serves on the Board of Directors for Smith Douglas Homes, a private home builder based in Atlanta, Georgia, and Children First, a nonprofit organization in Sarasota County in the State of Florida.

Sherri Baker, Senior Vice President and Chief Financial Officer. Ms. Baker was appointed to the position of Senior Vice President and Chief Financial Officer of the Company, effective April 8, 2019. Prior to joining PGT Innovations, Ms. Baker served as Vice President, Commercial Finance for Dean Foods Company, a food and beverage company that is the largest dairy company in the United States, from October 2018. Prior to that role, Ms. Baker was Vice President of Investor Relations, Strategy and Corporate Finance for Dean Foods, beginning in January 2016. From January 2013 through December 2015, she served as Vice President of Finance, Logistics for Dean Foods. Prior to Dean Foods, Ms. Baker spent 13 years at Frito-Lay, a subsidiary of PepsiCo, in a succession of finance and accounting roles. Ms. Baker holds a Bachelor of Science and Master of Science in Accounting from the University of North Texas.

Robert A. Keller, President of Southeast Business Unit. Mr. Keller has served as the Company’s President, Southeast Business Unit, since his appointment to that position, effective January 1, 2019. In that position, he is responsible for managing all aspects of manufacturing and other operations of the Company’s PGT Custom Windows and Doors, CGI Windows and Doors, CGI Commercial, and WinDoor divisions, and, since its acquisition by the Company effective on January 31, 2020, the NewSouth Window Solutions (“NewSouth”) division. Mr. Keller is also responsible for managing the overall sales, marketing, customer care, and field service functions, with respect to all the Company’s product lines, for those subsidiaries in a business region that includes seven states in the Southeastern United States and the Caribbean. His responsibilities also include providing strategic leadership for the Southeast Business Unit by working with the Company’s Chief Executive Officer and other executive leadership to establish long-range goals, strategies, plans and policies. Mr. Keller served as Senior Vice President, Operations from January 1, 2018 until December 31, 2018. He was hired as Vice President and General Manager of PGT Custom Windows and Doors in May 2016 and served in that role until his promotion to Senior Vice President, Operations. Mr. Keller has more than two decades of experience in the building products industry, including serving as Vice President of Global Operations for Moen, a manufacturer of faucets, fixtures and other accessories for bathrooms, starting in 2015. Prior to that, he held several positions of increasing responsibility with Therma-Tru Doors, from 2002 through 2014, including Vice President of Manufacturing and Senior Vice President of Operations. Mr. Keller earned a Bachelor of Science in Mechanical Engineering from the Ohio State University and a Master of Business Administration from Regis University.

Brent Boydston, Senior Vice President of Corporate Sales and Innovation. Mr. Boydston joined the Company as Vice President of Sales in 2016 and has over 25 years of sales experience. He was appointed Senior Vice President of Corporate Sales and Innovation effective January 1, 2018. In that role, he is responsible for all aspects of sales strategy and management for Company brands, including PGT Custom Windows & Doors, CGI Windows and Doors, WinDoor and Western Window Systems. Mr. Boydston was promoted to Senior Vice President of Corporate Sales and Innovation effective January 2020. Prior to joining the Company, he was Vice President of Sales for Liberty Hardware Manufacturing Corporation, a manufacturer of decorative and functional residential hardware and accessories sold in home centers, retailers and distributor channels across the United States. Mr. Boydston began working for Liberty Hardware Manufacturing Corporation in 2011. Mr. Boydston earned a Bachelor of Business Administration from Baylor University and a Master of Business Administration, Economics and Management from Wake Forest University.

Bradley West, Senior Vice President of Corporate Development and Treasurer. Mr. West was appointed as Chief Financial Officer in 2014 and Senior Vice President in 2015. Prior to this, Mr. West served as the Company’s Vice President and Controller. Mr. West joined the Company in 2006 serving as Director of Financial Planning and Analysis, Director of Accounting and Finance, and Vice President and Controller through 2014. In his role as Chief Financial Officer, Mr. West was responsible for the Company’s Accounting and Finance Departments, as well as its Investor Relations, Treasury, and Risk Management functions. Effective on April 8, 2019, Mr. West was appointed to the newly created position of Senior Vice President of Corporate Development and Treasurer for the Company, and Sherri Baker became the Company’s Senior Vice President and Chief Financial Officer. Mr. West has nearly 20 years of management experience in manufacturing organizations, earned a Bachelor of Business Administration degree from the University of Michigan, and is a Certified Public Accountant in Georgia.

Scott M. Gates, President of Western Business Unit (until January 31, 2020). Mr. Gates joined the Company as President, Western Window Systems, upon the Company’s acquisition of Western Window Systems effective on August 13, 2018 and was appointed President of the Company’s Western Business Unit, effective January 1, 2019, until his resignation effective on January 31, 2020. He was President and Chief Executive Officer of Western Window Systems from August 2015 until its acquisition by the Company. Prior to that, Mr. Gates served as President and Chief Operating Officer of Western Window Systems. In those executive management roles, Mr. Gates was responsible for developing and implementing all aspects of the strategic plans for Western Window Systems, and for the overall management of its manufacturing, business development, sales, marketing, supply chain, procurement, human resources, quality control, engineering, product design and communications functions. Mr. Gates received his Master of Business Administration and Bachelor of Science in Marketing from Arizona State University.

Compensation Philosophy and Objectives

Our goal in establishing the executive compensation structure is to attract, retain and reward key leaders who drive both near-term and long-term value for our stockholders. Our compensation structure is designed to reward leadership skills, operating performance and financial accomplishments. We also believe that successful compensation programs for executive officers and other key employees, including the NEOs, must further the following primary objectives, which are to:

•	ensure employee interests are aligned with the enhancement of stockholder value;
•	attract and retain quality leaders;
•	reward consistent and superior Company and individual performance; and
•	provide incentives to enhance future performance and increased levels of responsibility.

All compensation policies and decisions are designed to reward employees, including the NEOs, who demonstrate the capacity to make significant contributions to our operational, financial and competitive performance, thereby furthering the first primary objective referred to above. Key factors that may increase or decrease compensation include:

•	the nature, scope and level of the individual NEO’s responsibilities;
•	our overall performance and profitability, which we primarily measure by net sales, and earnings before interest, taxes, depreciation and amortization (“EBITDA”);
•	our long-term stock price performance and total return to stockholders; and
•	the NEO’s performance compared to goals and objectives.

At our 2019 annual meeting of stockholders, approximately 97% of the votes were cast in favor of the advisory resolution on our executive compensation. We believe that vote outcome indicates stockholder confidence in our compensation programs. At the Meeting, the Company is again holding a non-binding, advisory vote on executive compensation. The Compensation Committee will consider the results of the advisory votes on executive compensation when making future decisions regarding the structure and implementation of our executive compensation program.

Roles and Responsibilities

Compensation Committee - The Compensation Committee’s primary responsibilities include: (1) establishing, in consultation with our President and Chief Executive Officer (the “Chief Executive Officer”), the Company’s general compensation and incentive philosophy; (2) establishing, reviewing and recommending approval of each executive officer’s annual compensation, and evaluating each executive officer’s performance in light of the goals and objectives of the Company’s executive compensation plans; (3) evaluating the appropriate level of compensation for board and committee service by non-employee members of our Board of Directors; (4) reviewing incentive compensation programs to ensure unnecessary risk is not encouraged; and (5) overseeing the annual cash incentive plan, the long-term equity incentive plan, and any other equity-based awards.

Management - In collaboration with the Compensation Committee and considering information provided by the compensation consultant, our Chief Executive Officer coordinates the review of the compensation programs for senior management, including the NEOs. Such review includes an evaluation of individual and Company performance, competitive practices and trends, and various compensation issues. Based on the outcomes of this review, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of each of the NEOs, other than the Chief Executive Officer.

Compensation Consultant - In 2018, in connection with Mr. Jackson’s appointment as our Chief Executive Officer, the Compensation Committee engaged Mercer, a well-known compensation consultant, to assist the Compensation Committee in evaluating, designing and structuring executive compensation programs for Mr. Jackson and all of his direct reports, and in updating the peer group utilized by the Compensation Committee for evaluating the Company’s executive compensation programs starting in 2018. Although Mercer provides certain other services to the Company related to the Company’s medical and 401(k) plans, the Compensation Committee confirmed Mercer’s ability to provide independent advice to the committee under NYSE Rules and SEC rules and regulations.

Use of Peer Group Data

Compensation to our NEOs is intended to be competitive with that of similar companies. As part of our assessment, we look to the compensation paid to individuals with similar responsibilities at peer companies. Because peer selection is somewhat difficult due to the lack of publicly-traded companies with which we compete and the lack of available data for privately-held competitors, we also consider compensation levels within our relevant labor market to ensure that our compensation arrangements are in line with companies of our size. In addition, the Compensation Committee may consider the nature and amount of compensation paid to executives at other building products companies, including companies larger than the Company, where the Compensation Committee believes the Company competes with those other companies for executive talent.

Based on our assessment, we believe our 2019 total direct annual compensation to senior management (including our NEOs), comprised of total cash compensation and the annualized expected value of long-term incentive awards is generally at or below the median level of total direct compensation for our peer group.

However, for purposes of determining appropriate levels of certain aspects of executive compensation for our NEOs, we have also compared base salaries, annual bonus targets and longer-term incentive targets against the median levels of such compensation elements at a selected peer group of similarly situated companies. Our Compensation Committee approved an updated peer group in December 2017, with the assistance of its independent compensation consultant, Mercer, taking into consideration factors such as industry, revenue size, competition for talent, investor comparisons and market capitalization. Following are the companies included in our peer group used for evaluating our 2019 executive compensation program:

Trex Company	Apogee Enterprises, Inc.
AAON	American Woodmark Corp.
Gibraltar Industries, Inc.	Simpson MFG
Armstrong World Industries	Continental Building Products
Quanex Building Products

Compensation Actions for 2019

When evaluating and setting the 2019 executive compensation relative to our performance, the Compensation Committee took account of the individual performance of each executive officer and the Company for 2018, the economic environment in which we were operating, the state of the housing market, unemployment rates both nationally and in the Company’s core markets, the national credit landscape, sensitivity regarding executive pay, and other factors the Compensation Committee deemed relevant. We believe our programs have a balanced approach and properly reflect our views that our compensation programs should align executive officers’ interests with those of the Company’s shareholders, through designs that emphasize pay-for-performance, while also attracting and retaining talented executive management.

Compensation Elements We Used in 2019

The following items summarize the essential elements used as compensation tools to reward and retain our NEOs during fiscal 2019:

•

Annual Base Salary. Base salaries for our NEOs depend on the scope of their responsibilities and performance. Our objectives are to consider annual base salary at the median level and to make it competitive in the market, when taken in conjunction with the other compensatory elements;

•

Annual Cash Incentive Plan (the “AIP”). For each NEO, we use annual cash bonuses for the achievement of annual Company performance objectives, and from time to time the AIP may formally include individual performance objectives, and the Compensation Committee reserves the right to always consider each executive's individual performance when considering possible AIP payments, even if individual performance objectives are not officially part of the AIP design for a given year;

•

Long-Term Incentive Plan (the “LTIP”). Our LTIP is designed to recognize leadership accomplishments, scope of responsibilities and performance, retain our NEOs and align their interest with long-term stockholder value. We grant restricted stock to effectively focus our NEOs on delivering long-term value for the Company and its stockholders; and

•

Executive Benefits and Perquisites. Our executive compensation program remains relatively free of executive benefits and perquisites. Such benefits and perquisites which do exist, however, are described below.

The following table shows the mix of compensation at target levels for 2019 for our NEOs:

	2019 Annual Base Salary	2019 Annual Cash Incentive Plan	2019 Long-Term Incentive Plan
Jeffrey T. Jackson	26%	26%	48%
Sherri Baker (1)	35%	22%	43%
Robert A. Keller	44%	27%	29%
Brent Boydston	44%	27%	29%
Brad West	44%	27%	29%
Scott M. Gates	44%	27%	29%

(1) Ms. Baker's date of hire was after the effective date for participation in the 2019 LTIP. Therefore, she did not participate in the 2019 LTIP. However, pursuant to her employment agreement with the Company, on April 8, 2019, Ms. Baker received a special, one-time equity grant of 21,459 shares of restricted stock with a total grant date fair value of $306,000, based on a per-share grant date fair value of $14.26. The restrictions on these shares are expected to lapse in three equal increments on each of the first, second and third anniversaries of the grant date, subject to the terms of the grant agreement between Ms. Baker and the Company.

Annual Base Salary

Our Compensation Committee sets the annual base salary and annual cash bonus of our Chief Executive Officer. In determining his annual compensation, our Compensation Committee considers the highly competitive industry in which we operate and the unique experience he brings to the position as well as his contributions to our long-term performance.

For our other NEOs, our Chief Executive Officer provides our Compensation Committee with recommendations regarding compensation. Our Compensation Committee reviews such recommendations and approves annual compensation for NEOs, consisting of annual base salary, annual cash bonus and annual equity grant (discussed below). Our Compensation Committee may request additional information and analysis and ultimately determines in its discretion, based on its own analysis and judgment and the recommendations of our Chief Executive Officer, whether to approve any recommended changes in compensation for our other NEOs. For example, when considering the appropriate annual compensation for our NEOs for 2019, the Compensation Committee reviewed and discussed a presentation from Mercer, its independent compensation consultant regarding the mix and amount of compensation paid to executive officers at companies within the above-referenced peer group, who perform responsibilities similar to those performed by our NEOs, as well as other information provided by the compensation consultant.

Our goal is to pay each NEO a base salary sufficient to remain competitive in the market. The annualized base salaries for each of our NEOs, as of December 29, 2018 and December 28, 2019, are set forth in the following table:

	2018 Annual Base Salary Rate	2019 Annual Base Salary Rate
Jeffrey T. Jackson	$600,000	$750,000
Sherri Baker (1)	-	$350,000
Robert A. Keller	$300,000	$350,000
Brent Boydston	$265,000	$300,000
Brad West	$285,000	$285,000
Scott M. Gates	$350,000	$350,000

(1) Ms. Baker did not receive any compensation from the Company in 2018 as she was not hired until 2019.

For Messrs. Jackson, Keller, and Boydston, annualized base salaries at December 28, 2019 reflect raises to $750,000 for Mr. Jackson, $350,000 for Mr. Keller, and $300,000 for Mr. Boydston, each of which became effective on January 1, 2019. The increases in the base salaries for Messrs. Jackson, Keller and Boydston were made after the Compensation Committee reviewed information about the base salaries of similar executives within the peer group, to bring the base salaries of Messrs. Jackson, Keller and Boydston closer to the median base salaries for their positions, and also in recognition of their personal performance during 2018, and the Company’s overall financial performance for 2018. All NEOs’ base salaries for 2019 were approved by the Compensation Committee and, upon the recommendation of the Compensation Committee, by the independent members of our Board of Directors. Ms. Baker’s annualized base salary of $350,000 at December 28, 2019 reflects her initial salary effective with her appointment as the Company’s Senior Vice President and Chief Financial Officer, effective as of April 8, 2019.

Annual Cash Incentive Plan

2019 Annual Cash Incentive Plan

In order to provide incentives for future annual performance, we believe that a substantial portion of each NEO’s total potential compensation should be in the form of an annual cash bonus, the amount of which should be based upon both individual and Company performance. Accordingly, our policy is to allocate an amount equal to a target range of 60% to 100% of a NEO’s annual base salary to performance-based cash bonus awards. The target percentage of each NEO’s annual base salary is determined by considering, for example, the level and nature of responsibilities given to that NEO and the NEO’s job performance in the prior year, as well as the total annual cash compensation, including cash incentives, paid to individuals with similar responsibilities at peer companies.

The independent members of our Board of Directors established annual cash bonus targets as a percentage of salary under the 2019 Annual Incentive Plan (“2019 AIP”) for each NEO. As a percentage of annual base salary, these targets were 100% for Mr. Jackson, 65% for Ms. Baker, 60% for Mr. Keller, 60% for Mr. Boydston, 60% for Mr. West, and 60% for Mr. Gates. The sole financial performance component of the 2019 AIP is the achievement of a specified amount of EBITDA in 2019. In addition, the Compensation Committee reserved the discretion to adjust upward, subject to the approval of our Board of Directors, the amount of payments ultimately made to the NEOs under the 2019 AIP, if the Compensation Committee believed such an adjustment was appropriate in order to incentivize individual achievement by NEOs, or to pay competitive compensation for the purpose of retaining key personnel, even if the Company’s EBITDA results did not meet expectations, including, for example, where the financial results were impacted by weather, economic, market or other events or trends beyond the NEOs’ control. This discretion is intended to provide the Compensation Committee with a mechanism to address these retention objectives. The discretionary aspect of the 2019 AIP is not expressed as a formal component of the 2019 AIP with a specified target percentage, but the discretionary aspect of the 2019 AIP remained subject to an EBITDA-related limit or “cap.” Specifically, if the Company failed to achieve the target amount of EBITDA set forth in the 2019 AIP, the maximum discretionary AIP payment that the Board could have approved for any NEO was capped at fifty percent of the target 2019 AIP payment for that NEO.

The Company failed to achieve by approximately two percent the minimum amount of consolidated EBITDA required for payments to be made under the 2019 AIP to Ms. Baker and to Messrs. Jackson, Boydston and West. However, upon the recommendation of the Compensation Committee, the independent members of the Company’s Board of Directors determined it was in the best interest of the Company for each of Ms. Baker and Messrs. Jackson, Boydston and West to receive a payment under the 2019 AIP equal to fifty percent of the target amounts of their 2019 AIP payments.

The Committee, and the other independent members of the Board, believed it was appropriate to exercise their discretion to approve these payments to Ms. Baker and to Messrs. Jackson, Boydston and West for the purpose of retaining each of them and to incentivize individual achievement for 2020. The Committee also considered the individual performance of each of these executives during 2019, including their contributions to: (i) integrating the Western Windows Systems business, which was acquired by the Company in August 2018; and (ii) evaluating, negotiating and planning for the Company’s acquisition of NewSouth Window Solutions, which was acquired by the Company on February 1, 2020.

The table below provides a summary of the Company’s performance results under the 2019 AIP comparing minimum, target and 200% performance levels to actual performance results (dollars in millions):

Performance Measure	Target Alloc- ation	Minimum Performance Measure	Target Performance Measure	200% Level Performance Measure	Actual Performance Results (1)	Performance Rating (2)	Payout Percent- age (2)
		80%	100%	133%
EBITDA (1)	100%	$128.0	$160.0	$213.3	$126.0	78.8%	0.0%

(1) EDITDA represents EBIT for 2019, plus depreciation and amortization, calculated using operating results pursuant to accounting principles generally accepted in the United States (“U.S. GAAP”), as adjusted by management for certain costs, with approval by the Board of Directors.

(2) A performance rating of below 80% does not meet the minimum performance measure and, therefore, results in a zero payout percentage for the related performance measurement category and, therefore, there would have been no payout under the 2019 AIP for Ms. Baker or Messrs. Jackson, Boydston or West if the Compensation Committee and other independent members of the Board had not exercised their discretion to make AIP payments to these NEOs for 2019. As discussed below, Mr. Keller received a payment under the 2019 AIP because his payment was tied to the performance of the Company’s Southeast Business Unit, which achieved the level of performance required to trigger an AIP payment to Mr. Keller at 53% of target.

The table below provides a summary of each NEO’s payment under the 2019 AIP:

		Calculation of 2019 AIP:
	2019 Target Payment Amount	Percentage of Target Paid	2019 Actual Payment Amount
Jeffrey T. Jackson	$747,115	50.0%	$373,558
Sherri Baker	$161,875	50.0%	$80,938
Robert A. Keller (1)	$209,423	53.0%	$110,994
Brent Boydston	$179,596	50.0%	$89,798
Brad West	$171,000	50.0%	$85,500
Scott M. Gates (2)	$209,423	-	-

(1) The metric for measuring performance under the 2019 AIP for Mr. Keller was based on EDITDA derived from the Southeast Business Unit, the business unit performance for which he had responsibility, versus the Company's consolidated EBITDA performance, which resulted in a slightly higher percentage-of-target-paid when compared to the other named executive officers.

(2) The metric for measuring performance under the 2019 AIP for Mr. Gates was based on EDITDA derived from the Western Business Unit, the business unit performance for which he had responsibility, versus the Company's consolidated EBITDA performance, which resulted in no bonus when compared to the other named executive officers. Mr. Gates resigned from the Company effective on January 31, 2020.

Long-Term Incentive Plan

2019 Long-Term Incentive Plan

We believe the best way to align the interests of our senior leaders, including each of the NEOs, with those of our stockholders is for those leaders to own a meaningful amount of our common stock. Our Compensation Committee approved a long-term incentive plan for 2019 (“2019 LTIP”), and on February 14, 2019, we granted equity-based awards to senior leaders, including each of our NEOs, pursuant to the 2019 LTIP.

Upon recommendation of the Compensation Committee, the independent members of our Board of Directors established long-term incentive compensation targets for 2019 as a percentage of annual base salary under the 2019 LTIP for each NEO. As a percentage of annual base salary, these targets were 180% for Mr. Jackson, 65% for Mr. Keller, 65% for Mr. Boydston, 65% for Mr. West, and 65% for Mr. Gates. See footnote (1) in the table below for explanation of Ms. Baker’s one-time equity award in April 2019. The 2019 LTIP awards were comprised fully of restricted stock, half of which were a fixed quantity of solely time-based restricted stock that vests in three equal amounts on each of the first, second and third anniversaries of the grant date, and the other half of which were subject to a graded awarding of shares based on the percentage of the target amount of earnings before interest and taxes, as defined in our 2019 business plan (“EBIT”) achieved, and which also contains a time-based vesting component. The percentages of the target amount of EBIT at which these performance shares would be earned ranged from 80% to greater than 120%, and the number of shares that could be earned ranged from none to 150% of the target number of performance shares granted. If less than 80% of the target amount of EBIT was achieved, then none of the shares of performance-restricted stock would be earned. If 120% or more of the target amount of EBIT was achieved, then 150% of the target number of performance shares granted would be earned. Any performance shares earned would vest in two equal installments on each of the second and third anniversaries of the grant date. The grant date fair value of the 2019 LTIP on February 14, 2019 was $17.76 per share, representing the prior day’s closing share price of our common stock as traded on the NYSE.

The following table sets forth the 2019 LTIP amounts by NEO in grant date fair value and the target number of shares granted for both the fixed and performance portions of the award:

	2019 LTIP			Fixed LTIP		Performance LTIP
	$	Grant Date Fair Value Per Share	Target Shares	$	Target Shares	$	Target Shares
Jeffrey T. Jackson	$1,350,000	$17.76	76,014	$675,000	38,007	$675,000	38,007
Sherri Baker(1)	-	-	-	-	-	-	-
Robert A. Keller	$227,500	$17.76	12,810	$113,750	6,405	$113,750	6,405
Brent Boydston	$195,000	$17.76	10,980	$97,500	5,490	$97,500	5,490
Brad West	$185,250	$17.76	10,430	$92,625	5,215	$92,625	5,215
Scott M. Gates	$227,500	$17.76	12,810	$113,750	6,405	$113,750	6,405

(1) Ms. Baker's date of hire was after the effective date for participation in the 2019 LTIP. Therefore, she did not participate in the 2019 LTIP. However, pursuant to her employment agreement with the Company, Ms. Baker received a special, one-time equity grant of 21,459 shares of restricted stock with a total grant date fair value of $306,000, based on a per-share grant date fair value of $14.26. The restrictions on these shares are expected to lapse in three equal increments on each of the first, second and third anniversaries of the grant date, subject to the terms of the grant agreement between Ms. Baker and the Company.

The following table sets forth the threshold, target and maximum performance levels and related grant date fair values and number of shares that could have been earned under the 2019 LTIP, by each NEO, with respect to the portion of the 2019 LTIP grants that were performance-based:

	Threshold		Target		Maximum
Performance EBIT (1)	80%		100%		120%
Awarded Shares (1)	50%		100%		150%
	Grant Date Fair Value in $	Grant Date Fair Value in Shares	Grant Date Fair Value in $	Grant Date Fair Value in Shares	Grant Date Fair Value in $	Grant Date Fair Value in Shares
Jeffrey T. Jackson	$337,500	19,004	$675,000	38,007	$1,012,500	57,010
Sherri Baker (2)	-	-	-	-	-	-
Robert A. Keller	$56,875	3,203	$113,750	6,405	$170,625	9,607
Brent Boydston	$48,750	2,745	$97,500	5,490	$146,250	8,235
Brad West	$46,313	2,608	$92,625	5,215	$138,938	7,823
Scott M. Gates	$56,875	3,203	$113,750	6,405	$170,625	9,607

(1) For every 1% above threshold performance, up to maximum performance of 120% of target performance, the number of shares earned would increase by 2.5%, from threshold awarded shares of 50% of the target number of shares, up to a maximum award of shares of 150% of the target number of shares. If actual performance was less than 80% of target performance, no shares would be awarded.

(2) Ms. Baker's date of hire was after the effective date for participation in the 2019 LTIP. Therefore, she did not participate in the 2019 LTIP. However, pursuant to her employment agreement with the Company, Ms. Baker received a special, one-time equity grant of 21,459 shares of restricted stock with a total grant date fair value of $306,000, based on a per-share grant date fair value of $14.26. The restrictions on these shares are expected to lapse in three equal increments on each of the first, second and third anniversaries of the grant date, subject to the terms of the grant agreement between Ms. Baker and the Company.

The table below provides a summary of the Company’s performance results with respect to the portion of the 2019 LTIP grants that were performance-based, comparing threshold, target and maximum performance to actual performance results (dollars in millions):

Performance Measure	Threshold Performance Measure	Target Performance Measure	Maximum Performance Measure	Actual Performance Results (1)(2)	Awarded Shares as % of Target (2)
	80.0%	100.0%	120.0%	70.0%	0.0%
EBIT (1)	$96.1	$120.1	$144.1	$84.1

(1) Represents EBIT for 2019, calculated using operating results pursuant to U.S. GAAP.

(2) For every 1% that actual performance exceeds the threshold performance of 80%, up to maximum performance of 120% of the target performance, the number of awarded shares increases by 2.5%, from threshold awarded shares of 50%, up to maximum awarded shares of 150% of the target awarded shares. If the actual performance falls below the threshold performance of 80%, no shares are awarded.

Because actual performance for 2019 fell below the threshold performance level, there were no shares awarded under the portion of the 2019 LTIP grants that were performance-based.

The Compensation Committee periodically reviews the AIP and LTIP performance goals considering changes in the Company’s strategy, industry-specific market conditions, general economic conditions and other factors it deems relevant to determine whether the performance measures remain appropriate to properly motivate participants.

Executive Benefits and Perquisites

In 2019, the Company paid the monthly cost of club memberships to the Sarasota Yacht Club, traditionally the location of the Company’s annual stockholder meeting, for Mr. Jackson, the Company’s Chief Executive Officer, and Mr. Boydston, the Company’s Senior Vice President of Corporate Sales and Innovation. Except for those club-membership dues the Company did not provide its NEOs with any separate dining or other facilities, company cars, other club dues, or other similar perquisites in 2019. Company-provided air travel for NEOs is for business purposes only. Any use of non-commercial aircraft on a rental basis is limited to appropriate business-only travel. There was no use of non-commercial aircraft on a rental basis in 2019. The Company’s health care, insurance, 401(k) plan, and other welfare and employee-benefit programs are substantially the same for all eligible employees, including the NEOs. Additionally, the Company does, within certain limits, provide our products free of charge to NEOs and certain of their direct reports for installation in their respective primary residences, pursuant to a policy adopted by our Board of Directors. The Company does not, however, pay for the cost of installing such product. The Company has occasionally provided relocation benefits to NEOs in the past, including to Ms. Baker in connection with her relocation to Sarasota County, Florida in April 2019, when she began serving as the Company’s Senior Vice President and Chief Financial Officer.

The value of benefits and perquisites provided to our NEOs in 2019 are presented in the “All Other Compensation” column (and described in the related footnotes, if required) of the “Summary Compensation Table”.

Other Compensation

Retirement/Post-Employment Benefits. The Company does not provide any retirement programs, pension benefits or deferred compensation plans to its NEOs other than its 401(k) plan, which is available to all employees. The NEOs are eligible to participate in the Company’s existing, 2019 Employee Stock Purchase Plan on the same terms as other eligible employees.

The Company also provides severance protection to its NEOs upon qualifying terminations of employment and change in control termination vesting of outstanding equity awards, as further described in the Summary of Termination Payments and Benefits section below. The Company uses these benefits to attract and retain executives by providing protections like those provided by our competitors and peer group. In addition, the Company’s Board of Directors believes the change in control vesting benefits would allow executives to focus on the evaluation and possible completion of change in control transactions without undue concern for their personal employment situations.

Policy on Compensation Tax Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), generally disallows a federal tax deduction by the Company for compensation paid to certain executive officers in excess of $1 million. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) could be excluded from this $1 million limit, but that exception has been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available.

The Compensation Committee and our Board of Directors view the tax deductibility of executive compensation as one factor among many to be considered in the context of our overall compensation philosophy. Therefore, the Committee expects to recommend, and our Board of Directors expects to authorize, compensation in excess of $1,000,000 to named executive officers that will not be deductible under Section 162(m), when the Committee and Board believe doing so is in the best interests of the Company and its shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee operates pursuant to a written charter adopted by our Board of Directors and available in the “Investors” section of our Company website at www.pgtinnovations.com in the section titled “Corporate Governance.” The Compensation Committee is composed of three directors, all of whom meet the heightened independence standards of both the NYSE Rules and SEC rules and regulations for Compensation Committee members. The Compensation Committee is responsible for assisting our Board of Directors in fulfilling its oversight responsibilities with respect to executive and director compensation.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 filed with the SEC on February 26, 2020. Based on its review and these discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 filed with the SEC on February 26, 2020.

Submitted by the Compensation Committee

Alexander R. Castaldi (Chair)
Brett N. Milgrim
Floyd F. Sherman

Summary Compensation Table

							Non-Equity
							Incentive
					Equity Awards (2)		Plan
	(1)				Stock	Option	Compen-	All Other
Name and Position	Year	Salary	Bonus		Awards (3)	Awards	sation (4)	Compensation		Total
Jeffrey T. Jackson	2019	$747,115	$-		$1,350,000	$-	$373,558	$18,350	(8)	$2,489,023
President and Chief	2018	597,633	-		900,000	-	806,804	20,750		2,325,187
Executive Officer	2017	470,550	-		458,556	-	431,473	13,092		1,373,671

Sherri Baker (5)	2019	249,038	-		306,000	-	80,938	159,971	(9)	795,947
Sr. Vice President and
Chief Financial Officer

Robert A. Keller	2019	349,038	-		227,500	-	110,994	8,226		695,758
President. Southeast	2018	299,615	-		150,000	-	202,240	35,945		687,800
Business Unit	2017	261,923	-		117,000	-	121,915	5,192		506,030

Brent Boydston	2019	299,327	-		195,000	-	89,798	14,921	(10)	599,046
Sr. Vice President,	2018	264,615	-		132,500	-	178,615	14,687		590,417
Corporate Sales and	2017	239,519	85,260	(7)	103,500	-	98,833	80,544		607,656
Innovation

Brad West (5)	2019	285,000	-		185,250	-	85,500	7,352		563,102
Sr. Vice President,	2018	284,712	-		185,250	-	230,616	8,429		709,007
Corporate Development	2017	263,077	-		125,000	-	144,738	10,114		542,929
and Treasurer

Scott M. Gates (6)	2019	349,038	-		227,500	-	-	4,750		581,288
Former President,	2018	115,385	513,588	(6)	-	-	-	-		628,973
Western Business Unit

(1) The fiscal years of 2019, 2018 and 2017 were composed of 52 weeks.

(2) Amounts shown reflect the aggregate grant date fair value of stock awards granted during the reported fiscal year, computed in accordance with FASB ASC Topic 718. Stock awards represent grants of restricted stock the values of which are calculated using (a) the number of shares awarded as of the grant date and (b) the market value of our common stock, which we define as the closing price of our common stock the business day prior to the grant date. There were no option awards during any reported fiscal year.

(3) Reflects annual equity incentive awards granted under the 2019 LTIP. For information regarding our 2019 LTIP, see the discussion in “Executive Compensation — Compensation Discussion and Analysis - Long-Term Incentive Plan”. See the table titled "Grants of Plan-Based Awards for 2019" under the columns titled "Estimated Future Payouts in # of Shares Under Equity Incentive Plan Awards - Target" and "All Other Stock Awards: Number of Shares of Stock or Units (#)". These amounts represent the total fair value of the shares granted, including those shares subject to Company performance criteria at target, at the grant date fair value of $17.76 per share. Regarding the shares awarded under the 2019 LTIP subject to Company performance criteria, the maximum number of shares possible under the award was 150% of target, which for Mr. Jackson was 57,010 shares, or grant date fair value of $1,012,500; for Mr. Keller was 9,607 shares, or grant date fair value of $170,625, for Mr. Boydston was 8,235 shares, or grant date fair value of $146,250, for Mr. West was 7,823 shares, or grant date fair value of $138,938, and for Mr. Gates was 9,607 shares, or grant date fair value of $170,625. See also table titled "Outstanding Equity Awards at Year-End 2018 - Stock Awards".

Ms. Baker's date of hire was after the effective date for participation in the 2019 LTIP. Therefore, she did not participate in the 2019 LTIP. However, pursuant to her employment agreement with the Company, Ms. Baker received a special, one-time equity grant of 21,459 shares of restricted stock with a total grant date fair value of $306,000, based on a per-share grant date fair value of $14.26. The restrictions on these shares are expected to lapse in three equal increments on each of the first, second and third anniversaries of the grant date, subject to the terms of the grant agreement between Ms. Baker and the Company.

(4) Reflects annual cash incentive awards earned under the 2019, 2018, and 2017 AIPs. For information regarding our Annual Incentive Plan, see the discussion in “Executive Compensation — Compensation Discussion and Analysis - Annual Cash Incentive Plan.”

(5) Ms. Baker was appointed as Senior Vice President and Chief Financial Officer of the Company effective on April 8, 2019. Until April 8, 2019, Brad West was the Company's Senior Vice President and Chief Financial Officer, at which time he transitioned into the newly created position of Senior Vice President of Corporate Development and Treasurer.

(6) Mr. Gates became President of our Western Business Unit on August 13, 2018, the effective date of our acquisition of Western Window Systems. He remained in that role until his resignation from the Company became effective on January 31, 2020. Mr. Gates’ bonus in 2018 represents an obligation for pre-acquisition bonuses we assumed in the acquisition of Western Window Systems and is unrelated to his performance during his tenure with the Company, or any incentive compensation programs provided by the Company. This amount was paid-out in 2019.

(7) Mr. Boydston was hired on August 22, 2016 and received various sign-on and pay-in-lieu-of equity bonuses, including $85,260 paid in 2017.

(8) Includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $5,538, the taxable value of dues paid by the Company on behalf of Mr. Jackson for his membership at the Sarasota Yacht Club of $11,299, and the taxable value of Company-paid premiums for life insurance exceeding $50,000 of $1,513.

(9) Represents income imputed to Ms. Baker, including $158,319 relating to her relocation to Florida, composed of a one-time relocation payment of $80,000 paid to Ms. Baker upon her permanent relocation to Sarasota County, Florida, $2,500 per month for four months paid to Ms. Baker as reimbursement for temporary housing costs, and $68,319 relating to payment by the Company of Ms. Baker's relocation expenses. Also includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $1,413, and the taxable value of Company-paid premiums for life insurance exceeding $50,000 of $239 in 2019.

(10) Includes the taxable value of dues paid by the Company on behalf of Mr. Boydston for his membership at the Sarasota Yacht Club for nine months in 2019 of $7,609, employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $6,730, and the taxable value of Company-paid premiums for life insurance exceeding $50,000 of $582.

Grants of Plan-Based Awards for 2019

The following table contains information concerning the potential threshold, target and maximum payments originally applicable to each of our NEOs under the 2019 AIP and 2019 LTIP. Awards earned by our NEOs under the 2019 AIP are included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation”. Awards earned by our NEOs under the 2019 AIP were paid in February 2020. Awards granted to our NEOs under the 2019 LTIP are included in the Summary Compensation Table in the column titled “Equity Awards – Stock Awards”.

	Estimated Possible Payouts in $ Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts in # of Shares Under Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Shares of Stock		Grant Date Fair Value in $ of Stock and Option Awards
Name	Threshold	Target	Maximum	Threshold	Target	Maximum		or Units (#)		(3) (4) (5)
Jeffrey T. Jackson	$373,558	$747,115	$-	-	-	-		-		$-
Granted 02/14/19	-	-	-	-	-	-		38,007	(3)	675,000
Granted 02/14/19	-	-	-	19,004	38,007	57,010	(4)	-		675,000

Sherri Baker	80,938	161,875	-	-	-	-		-		-
Granted 04/06/19	-	-	-	-	-	-		21,459	(6)	306,000

Robert A. Keller	104,711	209,423	-	-	-	-		-		-
Granted 02/14/19	-	-	-	-	-	-		6,405	(3)	113,750
Granted 02/14/19	-	-	-	3,203	6,405	9,607	(4)	-		113,750

Brent Boydston	89,798	179,596	-	-	-	-		-		-
Granted 02/14/19	-	-	-	-	-	-		5,490	(3)	97,500
Granted 02/14/19	-	-	-	2,745	5,490	8,235	(4)	-		97,500

Bradley West	85,500	171,000	-	-	-	-		-		-
Granted 02/14/19	-	-	-	-	-	-		5,215	(3)	92,625
Granted 02/14/19	-	-	-	2,608	5,215	7,823	(4)	-		92,625

Scott Gates (7)	104,711	209,423	-	-	-	-		-		-
Granted 02/14/19	-	-	-	-	-	-		6,405	(3)	113,750
Granted 02/14/19	-	-	-	3,203	6,405	9,607	(4)	-		113,750

(1) These columns show the range of payouts targeted for 2019 performance under the 2019 AIP. For more information regarding the 2019 AIP, see the discussion in "Executive Compensation - Compensation Discussion and Analysis - Annual Cash Incentive Plan". Payments of cash bonuses to be made to participants in 2020, related to the 2019 AIP, were made on February 28, 2020, and the amounts are included in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation". The 2019 AIP had no stated maximum payout.

(2) These columns show the range of payouts targeted for 2019 performance under the 2019 LTIP. For more information regarding the 2019 LTIP, see the discussion in "Executive Compensation - Compensation Discussion and Analysis - Long-Term Incentive Plan".

(3) Represents restricted stock awarded under the 2019 LTIP for which there is no Company performance criteria. The restrictions lapse over time in three equal amounts on the first, second and third anniversary dates of the grant date of February 14, 2019. See also table titled "Outstanding Equity Awards at Year-End 2019 - Stock Awards". The grant date fair value of these awards are included in the Summary Compensation Table in the column titled "Equity Awards - Stock Awards" for 2019.

(4) Represents restricted stock awarded under the 2019 LTIP, subject to Company performance criteria. The performance criteria provides for a graded awarding of shares based on the Company's performance for 2019. The grant date fair value of these awards are based upon the probable outcome of the performance conditions at the time of the date of grant. Accordingly, the values set forth in the above table assume target performance. Based on the Company's 2019 results, no shares were awarded under this grant. See also "Outstanding Equity Awards at Year-End 2019 - Stock Awards".

(5) The grant date fair value of stock awards was calculated in accordance with FASB ASC Topic 718, based on the grant date fair market value of our common stock, which we define as the closing price of our common stock the business day prior to the grant date, which was $17.76 per share. See "Summary Compensation Table - Equity Awards - Stock Awards".

(6) Ms. Baker's date of hire was after the effective date for participation in the 2019 LTIP. Therefore, she did not participate in the 2019 LTIP. However, pursuant to her employment agreement with the Company, Ms. Baker received a special, one-time equity grant of 21,459 shares of restricted stock with a total grant date fair value of $306,000, based on a per-share grant date fair value of $14.26. The restrictions on these shares are expected to lapse in three equal increments on each of the first, second and third anniversaries of the grant date, subject to the terms of the grant agreement between Ms. Baker and the Company.

(7) Mr. Gates became President of our Western Business Unit on August 13, 2018, the effective date of our acquisition of Western Window Systems. He remained in that role until his resignation from the Company became effective on January 31, 2020 and, therefore, Mr. Gates did not receive any pay-out under the Company's 2019 AIP and forfeited all grants he had received under the 2019 LTIP.

Outstanding Equity Awards at Year-End 2019

	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have		Market Value of Shares or Units of Stock That Have
Name	Exercisable	Price	Date	Not Vested		Not Vested (1)
Jeffrey T. Jackson	-	-	-	-		$-
	-	-	-	38,007	(2)	562,504	(2)
	-	-	-	38,007	(3)	562,504	(3)
	-	-	-	16,304	(4)	241,299	(4)
	-	-	-	36,685	(5)	542,938	(5)
	-	-	-	7,493	(6)	110,896	(6)
	-	-	-	8,364	(7)	123,787	(7)

Sherri Baker	-	-	-	-		-
	-	-	-	21,459	(8)	317,593	(8)

Robert A. Keller	-	-	-	-		-
	-	-	-	6,405	(2)	94,794	(2)
	-	-	-	6,405	(3)	94,794	(3)
	-	-	-	2,717	(4)	40,212	(4)
	-	-	-	6,114	(5)	90,487	(5)
	-	-	-	1,912	(6)	28,298	(6)
	-	-	-	2,134	(7)	31,583	(7)

Brent Boydston	-	-	-	-		-
	-	-	-	5,490	(2)	81,252	(2)
	-	-	-	5,490	(3)	81,252	(3)
	-	-	-	2,400	(4)	35,520	(4)
	-	-	-	5,401	(5)	79,935	(5)
	-	-	-	1,691	(6)	25,027	(6)
	-	-	-	1,888	(7)	27,942	(7)

Bradley West	-	-	-	-		-
	-	-	-	5,215	(2)	77,182	(2)
	-	-	-	5,215	(3)	77,182	(3)
	-	-	-	3,356	(4)	49,669	(4)
	-	-	-	7,551	(5)	111,755	(5)
	-	-	-	2,042	(6)	30,222	(6)
	-	-	-	2,280	(7)	33,744	(7)

Scott M. Gates	-	-	-	-		-
	-	-	-	6,405	(2)	94,794	(2)
	-	-	-	6,405	(3)	94,794	(3)

(1) Values are based on the closing price on the NYSE of our common stock on December 27, 2019, the last day on which stock markets were open during our 2019 fiscal year, which was $14.80.

(2) Represents restricted stock awarded under the 2019 LTIP for which there is no Company performance criteria. The restrictions lapse over time in three equal amounts on the first, second and third anniversaries of the grant date of February 14, 2019. See table titled "Grants of Plan-Based Awards for 2019 - All Other Stock Awards: Number of Shares of Stock or Units (#)" and "Grants of Plan-Based Awards for 2019 - Grant Date Fair Value in $ of Stock and Option Awards". The grant date fair value of this award is also included in the Summary Compensation Table under the column titled "Equity Awards - Stock Awards" for 2019.

(3) Represents restricted stock awarded under the 2019 LTIP, subject to Company performance criteria. The performance criteria provide for a graded awarding of shares, including a threshold, target, and maximum, based on the level of the Company's performance achieved for 2019. The number of shares presented in this row is the target number of performance shares. Based on the Company's 2019 results, no shares were awarded under this grant. See "Grants of Plan-Based Awards for 2019 - Estimated Future Payouts in # of Shares Under Equity Incentive Plan Awards" and "Grants of Plan-Based Awards for 2019 - Grant Date Fair Value in $ of Stock and Option Awards". The grant date fair value of this award is also included in the Summary Compensation Table under the column titled "Equity Awards - Stock Awards" for 2019.

(4) Represents restricted stock awarded under the 2018 LTIP for which there is no Company performance criteria. The restrictions lapse over time in three equal amounts on each of the first, second and third anniversaries of the grant date of March 2, 2018.

(5) Represents restricted stock awarded under the 2018 LTIP, which was subject to Company performance criteria. Restricted shares earned under this grant vest in two equal amounts on the second and third anniversaries of the grant date of March 2, 2018.

(6) Represents restricted stock awarded under the 2017 LTIP for which there is no Company performance criteria. The restrictions lapse over time in three equal amounts on each of the first, second and third anniversaries of the grant date of March 3, 2017.

(7) Represents restricted stock awarded under the 2017 LTIP, which was subject to Company performance criteria. Restricted shares earned under this grant vest in two equal amounts on the second and third anniversaries of the grant date of March 3, 2017.

(8) Ms. Baker's date of hire was after the effective date for participation in the 2019 LTIP. Therefore, she did not participate in the 2019 LTIP. However, pursuant to her employment agreement with the Company, Ms. Baker received a special, one-time equity grant of 21,459 shares of restricted stock with a total grant date fair value of $306,000, based on a per-share grant date fair value of $14.26. The restrictions on these shares are expected to lapse in three equal increments on each of the first, second and third anniversaries of the grant date, subject to the terms of the grant agreement between Ms. Baker and the Company.

Option Exercises and Stock Vested Table

	Option Awards(1)		Stock Awards(2)
	Number of Shares Acquired	Value Realized on	Number of Shares Acquired	Value Realized on
Name	on Exercise	Exercise	on Vesting	Vesting
Jeffrey T. Jackson	-	$-	32,289	$476,586
Sherri Baker	-	-	-	-
Robert A. Keller	-	-	5,403	79,748
Brent Boydston	-	-	4,779	70,538
Bradley West	-	-	8,256	121,859
Scott M. Gates	-	-	-	-

(1) The value realized on the vesting of stock awards is based on the closing market price of our common stock on the day before the date the restrictions on the stock lapse (used for purposes of determining income taxable to the individual).

Employment Agreements

The Company’s standard practice is to enter into employment agreements with each of its NEOs. Effective on May 26, 2018, July 1, 2013, January 2, 2019 and May 16, 2018, respectively, each of Messrs. Jackson, West, Keller and Boydston entered into employment agreements with the Company that superseded and replaced any prior employment agreement. Sherri Baker, our newly appointed Senior Vice President and Chief Financial Officer, entered into an employment agreement with the Company, effective March 26, 2019.

Pursuant to the employment agreements, in the event that (a) the executive’s employment is terminated by the Company without “cause” (as defined in the employment agreement) or (b) the executive terminates his employment for “good reason” (as defined in the employment agreement), and subject to the execution and non-revocation of a general release of claims against the Company and its affiliates, the executive is entitled to (1) continuation of his base salary for twelve months after the date of termination (except in the case of Mr. Jackson, for whom the period is thirty months), (2) payment by the Company of applicable premiums for medical benefits for twelve months following the date of termination (except in the case of Mr. Jackson for whom the period is thirty months), and (3) payment in a lump sum of an amount of cash equal to 100% of the executive’s target incentive amount (except for Mr. Jackson for whom such percentage is 250%) payable under the Company’s annual incentive plan for the award period ending in which the termination of employment occurred.

Should the executive terminate his employment other than for “good reason”, the Company will continue to pay such executive’s base salary for the shorter of thirty days or the notice period provided by the executive with respect to his termination. Further, under each employment agreement, in the event that the executive’s employment is terminated by his death or disability (as defined in the employment agreement), the Company will pay to the executive (or, in the case of death, to his designated beneficiary) his base salary for a period of twelve months.

Each employment agreement also provides that during the executive’s employment with the Company and thereafter, he or she may not disclose any confidential information of the Company and that all inventions of the executive shall belong exclusively to the Company. In addition, each employment agreement provides that during the executive’s employment with the Company and for two years thereafter, unless the employment agreement is terminated by the Company without “cause” or by such executive for “good reason”, in which case the period will be the duration of the executive’s employment with the Company and for one year thereafter, the executive may not directly or indirectly (i) compete with the Company, (ii) solicit or induce any employee or agent of the Company to terminate his or her relationship with the Company or (iii) induce or attempt to induce any supplier or contractor of the Company to terminate or adversely change its relationship with the Company or otherwise interfere with any relationship between the Company and any of its suppliers or contractors.

The following table summarizes the value of the termination payments and benefits that each of our NEOs would receive under the circumstances shown had such circumstances occurred on the last business day of our 2019 fiscal year. The amounts shown in the table exclude distributions under the 401(k) plan and any additional benefits that are generally available to all our salaried employees.

Summary of Termination Payments and Benefits

	Jeffrey	Sherri	Robert	Brent	Bradley	Scott
Reason for Termination:	Jackson	Baker	Keller	Boydston	West	Gates (6)
By Company Without Cause or by the Executive With "Good Reason"
Cash Severance (1)	$3,805,508	$568,982	$582,203	$502,203	$474,639	$575,750
By the Executive Without "Good Reason"
Cash Severance (2)	$62,500	$29,167	$29,167	$25,000	$23,750	$29,167
Change In Control
Market Value of Equity (3)	$2,143,928	$317,593	$380,168	$330,928	$379,753	$189,588
Death or Disability (4)
Cash Severance (5)	$750,000	$350,000	$350,000	$300,000	$285,000	$350,000

(1) Includes the dollar value of continuation of Mr. Jackson's then-current annual base salary for a period of thirty months plus 250% of his target AIP amount, as well as the value associated with the continued provision of health benefits for a period of thirty months totaling $55,508. Includes the dollar value of continuation of Ms. Baker's then-current annual base salary for a period of twelve months plus 100% of her target AIP amount, as well as the value associated with the continued provision of health benefits for a period of twelve months totaling $8,982. Includes the dollar value of continuation of Mr. Keller's then-current annual base salary for a period of twelve months plus 100% of his target AIP amount, as well as the value associated with the continued provision of health benefits for a period of twelve months totaling $22,203. Includes the dollar value of continuation of Mr. Boydston's then-current annual base salary for a period of twelve months plus 100% of his target AIP amount, as well as the value associated with the continued provision of health benefits for a period of twelve months totaling $22,203. Includes the dollar value of continuation of Mr. West's then-current annual base salary for a period of twelve months plus 100% of his target AIP amount, as well as the value associated with the continued provision of health benefits for a period of twelve months totaling $18,639. Includes the dollar value of continuation of Mr. Gates' then-current annual base salary for a period of twelve months plus 100% of his target AIP amount, as well as the value associated with the continued provision of health benefits for a period of twelve months totaling $15,750. The value associated with the continuation of health benefits is based on the combined total of premiums paid by both the employer and employee for health insurance during 2019, multiplied by the amount of time each NEO is entitled to those benefits pursuant to their respective employment agreements.

(2) Equals the dollar value of continuation of the NEO's then-current annual base salary for a period of 30 days.

(3) Equals the market value of shares awarded under our long-term incentive plans for which restrictions had not yet lapsed as of December 28, 2019, but for which the restrictions would lapse and be deemed fully vested, and any performance conditions would be deemed fully achieved, in the event of a termination of employment at or 12 months after a change in control, pursuant to the change-in-control provisions of both the 2006 Equity Incentive Plan, 2014 Omnibus Equity Incentive Plan, and the 2019 Equity and Incentive Compensation Plan. These dollar amounts are based on the closing price on the NYSE of $14.80 of our common stock on December 27, 2019, the last day of trading before the end of our 2019 fiscal year.

(4) Does not include the dollar value of potential short-term and/or long-term disability payments.

(5) Equals the dollar value of continuation of the NEO's then-current annual base salary for a period of twelve months.

(6) Mr. Gates' rights to termination payments and benefits ended effective with his resignation from the Company effective on January 31, 2020.

2019 Annual Incentive Plan

The 2019 AIP is discussed in “Compensation Discussion and Analysis—Annual Cash Incentive Plan.”

2019 Long-Term Incentive Plan

The 2019 LTIP is discussed in “Compensation Discussion and Analysis—Long-Term Incentive Plan.”

Change in Control Agreements

Change in control benefits may be payable under the 2006 Equity Incentive Plan, the 2014 Omnibus Equity Plan, and the 2019 Equity and Incentive Plan. The 2006 Equity Incentive Plan provides that, unless otherwise determined by the board and evidenced in an award agreement, all outstanding awards will generally vest in full (with performance objectives deemed “fully achieved”) upon a change in control. The 2014 Omnibus Equity Plan and the 2019 Equity and Incentive Plan provide that, unless otherwise determined by the administrator and evidenced in an award agreement, if a participant’s service is terminated without cause or for good reason on or within 12 months following a change in control, then outstanding awards will generally vest in full (with performance objectives deemed “fully achieved”).

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Information on the Compensation of Directors

Annual compensation for the non-management members of our Board of Directors typically is established in May of each year. In 2019, all non-management directors received the following annual compensation: (a) a cash retainer of $57,500; (b) restricted stock, the restrictions on which are scheduled to lapse on the first anniversary of the date of grant, granted at the beginning of each year of service as a director with a value at the time of grant of $71,000; (c) an annual cash retainer for non-Chair members of the Audit Committee, Compensation Committee and Governance Committee of $7,500, $5,000 and $5,000 each, respectively; and (d) an annual cash retainer of $10,000 for the Chair of the Board of Directors, $10,000 for the Chair of the Audit Committee, $7,750 for the Chair of the Compensation Committee and $5,000 for the Chair of the Governance Committee. Members also receive reimbursement of reasonable travel expenses, which typically does not exceed $5,000 annually, but which is not considered to be compensation for purposes of the below table.

Director Compensation for Fiscal Year 2019

	Fees Earned or Paid in Cash for Service on
Name	Our Board of Directors	Committees of Our Board of Directors	Stock Awards (1)	All Other Compen- sation	Total
Sheree L. Bargabos	$57,500	$5,000	$71,000	$-	$133,500
Alexander R. Castaldi	57,500	7,750	71,000	-	136,250
Richard D. Feintuch	57,500	12,500	71,000	-	141,000
Rodney Hershberger (2)	57,500	10,000	71,000	-	138,500
Brett N. Milgrim	57,500	5,000	71,000	-	133,500
William J. Morgan	57,500	15,000	71,000	-	143,500
Frances Powell Hawes (3)	57,500	-	98,690	-	156,190
Floyd F. Sherman (4)	57,500	5,000	71,000	-	133,500

(1) Represents the aggregate grant date fair value of stock awards granted during the reported fiscal year, computed in accordance with FASB ASC Topic 718. The stock awards represent grants of restricted stock the values of which are calculated using (a) the number of shares awarded as of the grant date, or 4,625 shares, and (b) the market value of our common stock on the date awarded, which we define as the closing price of our common stock the business day prior to the grant date of May 22, 2019, or $15.35 per share. The restrictions on these shares lapse on May 22, 2020, the first anniversary of the grant date.

(2) During 2019, Mr. Hershberger received ordinary taxable income of $6,729,781 from the Company, which included $6,109,275 from the exercise of 450,000 fully-vested stock options, and $595,433 from the lapse of restrictions on 40,341 shares of restricted stock, received under the Company's incentive compensation plans during the time Mr. Hershberger was an employee of the Company before his retirement effective on December 31, 2017. The stock options exercised by Mr. Hershberger in 2019 were done so pursuant to a Rule 10b5-1 trading plan executed by Mr. Hershberger, whereby he exercised approximately 50,000 stock options each calendar month, until all remaining stock options held by him had been exercised. The remainder of $25,073 of ordinary taxable income received by Mr. Hershberger in 2019 represents the pre-tax value of healthcare benefits paid for by the Company on Mr. Hershberger's behalf.

During 2019, Mr. Hershberger also received $350,000 under an independent contractor agreement between him and the Company executed on January 1, 2019, pursuant to which Mr. Hershberger provided services to the Company as specified in the independent contractor agreement. The agreement provided for monthly payments of $29,167 for twelve months. The independent contractor agreement between the Company and Mr. Hershberger was renewed effective on January 1, 2020.

As of December 28, 2019, Mr. Hershberger held a total of 151,754 exercisable options to purchase our common stock, with an exercise price of $2.00 per share, all of which were scheduled to expire on April 6, 2020. These options were awarded to him during the time Mr. Hershberger was an employee of the Company and are unrelated to his service on the Company's Board of Directors. After December 28, 2019, Mr. Hershberger exercised these options pursuant to the Rule 10b5-1 trading plan described above.

The Company reimburses Mr. Hershberger for the dues relating to his membership to the Sarasota Yacht Club. In 2019, such reimbursements totaled $6,381.

(3) Ms. Powell Hawes became a director in January 2019. On January 7, 2019, Ms. Powell Hawes received a prorated stock award of 1,720 shares of restricted stock with a grant-date fair value of $27,690, considered as director compensation in fiscal year 2019. This grant vested on January 7, 2020. On May 22, 2019, all directors, including Ms. Powell Hawes, received a grant of 4,625 shares with an aggregate grant date fair value of $71,000, which are expected to vest on May 22, 2020.

(4) As of December 28, 2019, Mr. Sherman held a total of 67,797 exercisable options to purchase our common stock, which have an exercise price of $2.04 per share and expire on May 3, 2022.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of December 28, 2019, relating to the Company’s equity compensation plans pursuant to which stock options, restricted stock or other rights to acquire shares may be granted from time to time.

	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	-	(1)	-	1,505,705	(1)
Equity compensation plans approved by security holders (2)	352,150	(2)	$2.02	-	(2)

(1) Represents the 2019 Equity and Incentive Compensation Plan approved by the stockholders of the Company in May 2019. A description of the 2019 Equity and Incentive Compensation Plan is included in Note 18 to the Company’s audited financial statements for the fiscal year ended December 28, 2019, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2020. There have been no options to purchase the Company's common stock granted under the 2019 Equity and Incentive Compensation Plan.

(2) Represents options granted under the Company's 2006 Equity Incentive Plan (the "2006 Plan") approved by the stockholders of the Company in June 2006, as amended, and restated and approved by the stockholders on April 6, 2010. A description of the 2006 Plan is included in Note 18 to the Company’s audited financial statements for the fiscal year ended December 28, 2019, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2020. Upon the adoption of the 2014 Omnibus Equity Incentive Plan, the Board determined that no further shares would be granted under the 2006 Plan and, therefore, no shares are available for future issuance under the 2006 Plan.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our “median” employee and the annual total compensation of Jeff Jackson, our President and Chief Executive Officer (“CEO”).

For 2019, our last completed fiscal year:

●	The annual total compensation of the employee identified as the median employee of our company (based on all of our employees other than our CEO), was $48,163;
●	The annual total compensation of our CEO was $2,505,799; and
●	The ratio between the annual total compensation of our CEO to the annual total compensation of the median employee was calculated to be approximately 52-to-1.

The methodology and material assumptions, adjustments, and estimates used to identify our median employee for this purpose were as follows:

●

We selected December 28, 2019 as the determination date for purposes of identifying our median employee. We determined that, as of December 28, 2019, our employee population consisted of approximately 2,900 individuals, all of whom were located in the United States.

●

Given the geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. Consequently, for purposes of measuring the compensation of our employees to identify the median employee, rather than using annual total compensation, we selected base salary / wages and overtime pay, plus actual annual cash incentive compensation (annual bonus) paid through December 28, 2019 as the compensation measure.

●

We annualized the compensation of employees to cover the full calendar year and annualized any new hires in 2019 as if they were hired at the beginning of the fiscal year, as permitted by SEC rules, in identifying the median employee.

●	Using this methodology, we estimated that the median employee was an employee with base salary / wages and overtime pay plus actual annual bonus paid for the year ended December 28, 2019 of $40,320.
●

In order to determine the annual total compensation of the median employee, we identified and calculated the elements of such median employee’s compensation using the same methodology reflected in the Summary Compensation Table, with the additional inclusion of the annualized value of employer-paid health benefits. This resulted in annual total compensation in the amount of $48,163.

●

In order to determine the annual total compensation of our CEO, in accordance with SEC rules, we included the amount reported for Mr. Jackson in the “Total” column for 2019 in the Summary Compensation Table included in this proxy statement of $2,489,023, plus the additional value of his employer-paid health benefits totaling $16,776. This resulted in annual total compensation in the amount of $2,505,799.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median paid employee and calculating this pay ratio allow companies to apply various methodologies and assumptions. As a result, the pay ratio reported above may not be comparable to the pay ratio reported by other companies.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of independent, non-employee directors only. Messrs. Castaldi, Milgrim, and Sherman serve as members of our Compensation Committee. No interlocking relationship existed during 2019 between our executive officers, members of our Board of Directors or members of our Compensation Committee, and the executive officers, members of the board of directors or members of the compensation committee of the board of directors of any other company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All related party transactions are reviewed and, as appropriate, may be approved or ratified by the Audit Committee based upon our written policies and procedures. If a director is involved in the transaction, the director may not participate in any review, approval or ratification of such transaction. Related party transactions are approved by the Audit Committee only if, based on all the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and the best interests of our stockholders. The Audit Committee considers, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee may also impose such conditions as it deems necessary and appropriate on the Company or the related party in connection with the transaction.

In the case of a transaction presented to the Audit Committee, the committee may approve or disapprove the transaction or ratify or determine whether rescission of the transaction is appropriate.

As discussed above, our Board of Directors has affirmatively determined that Messrs. Castaldi, Feintuch, Milgrim, Morgan, and Sherman, Ms. Bargabos, and Ms. Powell Hawes are “independent” directors. As part of our Board of Directors’ process in making such determination, it also determined that each such director has no other “material relationship” with the Company that could interfere with his or her ability to exercise independent judgment.

Since December 30, 2018, (the first day of our 2019 fiscal year), there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, director nominee, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than compensation arrangements, which are described above, or sales of products to Builders FirstSource, Inc. made in the ordinary course of business on customary terms and conditions which are described below.

In the ordinary course of business, we sell products to Builders FirstSource, Inc. Two of our directors, Floyd F. Sherman and Brett N. Milgrim, are directors of Builders FirstSource, Inc. In addition, until his retirement effective January 1, 2018, Mr. Sherman served as chief executive officer of Builders FirstSource, Inc. Total net sales to Builders FirstSource, Inc. were approximately $21,900,000 for the year ended December 28, 2019. We anticipate continuing to make sales of our products to Builders FirstSource, Inc. in the foreseeable future.

AUDIT COMMITTEE REPORT*

Our Board of Directors has ultimate authority and responsibility for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee’s purpose is to assist our Board of Directors in fulfilling its responsibilities to the Company and its stockholders by overseeing the accounting and financial reporting processes of the Company, the audits of the Company’s consolidated financial statements and the qualifications, selection and performance of the Company’s independent registered public accounting firm.

The Audit Committee reviews our financial reporting process on behalf of the Board. The Audit Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls, for preparing financial statements, and for the public reporting process. KPMG LLP, the Company’s independent registered public accounting firm for 2019, was responsible for expressing opinions on the conformity of the Company’s audited financial statements for the year ended December 28, 2019, with generally accepted accounting principles and on the effectiveness of internal control over our financial reporting.

With respect to the fiscal year ended December 28, 2019, the Audit Committee, among other things, oversaw the integrity of the Company’s financial statements and financial reporting processes, oversaw compliance with legal and regulatory requirements, reviewed the qualifications and independence of the independent registered public accounting firm, and evaluated the performance of the independent registered public accounting firm and received reports and presentations from the Company’s internal audit department and discussed the nature and quality of the work performed by the internal audit department.

The Audit Committee has reviewed and discussed with management and KPMG LLP the audited consolidated financial statements for the year ended December 28, 2019. The Audit Committee also discussed with KPMG LLP all matters required to be discussed pursuant to the Public Company Accounting Oversight Board’s Auditing Standard 1301, Communications with Audit Committees. In addition, the Audit Committee has received from KPMG LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP its independence from the Company and the Company’s management.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors, and our Board of Directors approved, inclusion of the audited consolidated financial statements for the fiscal year ended December 28, 2019, in our Annual Report on Form 10-K for the year ended December 28, 2019 for filing with the SEC.

Submitted by the Audit Committee

William J. Morgan (Chairman)
Richard D. Feintuch
Frances Powell Hawes

* The information contained in this section shall not be deemed to be soliciting material or to be filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically requests that the information contained in this section be treated as soliciting material or specifically incorporates the information contained in this section by reference.

Principal Accountant Fees and Services

The Audit Committee is responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. The Audit Committee has the sole and direct authority to engage, appoint, and replace our independent auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of the Company’s independent registered public accounting firm to perform audit or permissible non-audit services on behalf of the Company or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before such independent registered public accounting firm is engaged to provide those services. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act. Pursuant to the Audit Committee charter, the Audit Committee reviews and, in its sole discretion, approves in advance the Company’s independent registered public accounting firm’s annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent registered public accounting firm (which approval may be made after receiving input from the Company’s management, if desired).

With respect to the audits for the years ended December 28, 2019 and December 29, 2018, the Audit Committee approved the audit services performed by KPMG LLP.

Fees Paid to the Principal Accountant

Aggregate fees for professional services rendered by KPMG LLP for the years ended December 28, 2019 and December 29, 2018 were (in thousands):

	2019	2018
Type of Fee
Audit Fees (1)	$2,227	$2,479
Audit-Related Fees (2)	-	349
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$2,227	$2,828

(1) Audit fees for fiscal 2019 and 2018, consist of the audits of the consolidated financial statements included in the Annual Reports on Form 10-K for those years and reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q during those years. Audit fees for fiscal 2018 also include fees related to the issuance of our Senior Notes due 2026 in August 2018, and our issuance of equity in September 2018.

(2) Audit-related fees for fiscal 2018 are for due diligence services provided relating to our acquisition of Western Window Systems in August 2018.

OTHER BUSINESS

As of the date of this Proxy Statement, we have no knowledge of any business, other than as described herein and customary procedural matters that will be presented for consideration during the Meeting. By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the Meeting. Moreover, our Board of Directors reserves the right to adjourn or possibly postpone the Meeting for failure to obtain a quorum or otherwise based on any circumstances that our Board of Directors believes would cause such adjournments or postponements to be in the best interests of our stockholders.

STOCKHOLDER PROPOSALS OR NOMINATIONS FOR THE 2021 ANNUAL MEETING

Proxy Statement Proposals

To be considered for inclusion in next year’s proxy statement and form of proxy and acted upon at the 2021 annual meeting of stockholders (the “2021 Meeting”), proposals by stockholders for business other than director nominations must be submitted in writing and received by our Chief Financial Officer, who is acting as our Secretary, by December 28, 2020 and must comply with the other requirements of Rule 14a-8 of the Exchange Act.

Director Nominations

Our By-Laws establish advanced-notice procedures regarding director nominations by stockholders. A formal nomination by a stockholder of a candidate for election as a director to be considered at the 2021 Meeting must be submitted in writing and received by our Chief Financial Officer, who is acting as our Secretary, between February 15, 2021 and March 17, 2021, in accordance with our By-Laws.

Matters for Annual Meeting Agenda

Our By-Laws also establish advance notice procedures regarding other business to be brought before the 2021 Meeting. A formal notice of a matter to be presented at the 2021 Annual Meeting must be submitted in writing and received by our Chief Financial Officer, who is acting as our Secretary, between February 15, 2021 and March 17, 2021, in accordance with our By-Laws.

General Requirements

Each proposal submitted must be a proper subject for stockholder action at the 2021 Meeting, and all proposals and director nominations must comply with the requirements of Rule 14a-8 of the Exchange Act or our By-Laws, as applicable. All proposals and director nominations must be submitted in writing to: Chief Financial Officer, who is acting as our Secretary, PGT Innovations, Inc., 1070 Technology Drive, North Venice, Florida 34275. The stockholder proponent must appear in person to present the proposal or director nomination at the 2021 Meeting or send a qualified representative to present such proposal or director nomination. Other than proposals submitted pursuant to, and in accordance with the requirements of, Rule 14a-8 of the Exchange Act, a stockholder is not entitled to have its proposal or director nomination included in next year’s proxy statement and form of proxy. If a stockholder gives notice after the applicable deadlines or otherwise does not satisfy the applicable requirements of Rule 14a-8 of the Exchange Act or our By-Laws, the stockholder will not be permitted to include the proposal in the 2021 proxy statement and form or proxy or present the proposal or director nomination for a vote at the 2021 Meeting.

GENERAL INFORMATION

A copy of our 2019 Annual Report to Stockholders is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote during the Meeting. Our 2019 Annual Report to Stockholders is not incorporated into this Proxy Statement and shall not be deemed to be solicitation material. A copy of our 2019 Annual Report to Stockholders and this Proxy Statement are available without charge at www.proxydocs.com/PGTI. These proxy materials are also available in print to stockholders without charge and upon request, addressed to PGT Innovations, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention: Chief Financial Officer, who is acting as our Secretary.

We have not incorporated by reference into this Proxy Statement the information included on or linked from our website, and you should not consider it to be part of this Proxy Statement.

If you have any questions, or need assistance in voting your shares, please call American Stock Transfer & Trust Company, LLC toll-free at (800) 937-5449 or locally and internationally at (718) 921-8124.

By Order of the Board of Directors,

Jeffrey T. Jackson
President and Chief Executive Officer

North Venice, Florida

April 27, 2020

ANNUAL MEETING OF STOCKHOLDERS OF PGT INNOVATIONS, INC. May 22, 2019 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: You can obtain the Annual Report on Form 10-K and Proxy Statement at www.proxydocs.com/PGTI Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder/Title Date: Signature of Stockholder/Title Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect two Class I directors, nominated by the Board of Directors, each to serve until the 2022 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified: NOMINEES: Alexander R. Castaldi William J. Morgan 2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year. 3. To approve the PGT Innovations, Inc. 2019 Employee Stock Purchase Plan. 4. To approve the PGT Innovations, Inc. 2019 Equity and Incentive Compensation Plan. 5. To approve the compensation of our Named Executive Officers (NEOs), on an advisory basis. 6. To vote on the frequency of the vote on the compensation of our NEOs, on an advisory basis. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” BOTH NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4, AND 5, AND “1 YEAR” AS THE OPTION FOR PROPOSAL 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00000333333400001000 4 052219 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 1 YEAR YEARS 3 YEARS ABSTAIN

PGT INNOVATIONS, INC. Proxy Card This Proxy is solicited on behalf of the Board of Directors of PGT INNOVATIONS, INC. for the Annual Meeting of Stockholders to be held on May 22, 2019. The undersigned stockholder of PGT Innovations, Inc. hereby appoints Jeffrey T. Jackson and Sherri Baker, and each of them, acting individually, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PGT Innovations, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Sarasota Yacht Club, 1100 John Ringling Boulevard, Sarasota, Florida 34236, on Wednesday, May 22, 2019 at 1:30 p.m. local time and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” both nominees set forth in proposal 1, “FOR” proposals 2, 3, 4, and 5, and “1 YEAR” selected as the option for proposal 6. The undersigned hereby acknowledges receipt of PGT Innovations, Inc.'s Annual Report for the 2018 fiscal year ended December 29, 2018 and the accompanying Notice of Annual Meeting and Proxy Statement and her1.1 14475eby revokes any proxy or proxies heretofore given with respect to the matters set forth on the reverse side. (Continued and to be signed on the reverse side.)